Exhibit 10.9
SUBLEASE AGREEMENT
This Sublease Agreement (“Sublease”) is dated as of December 12, 2025 (the “Effective Date”), by and between APERTURE GROUP, LLC, a California limited liability company (“Sublandlord”), and BRAVEHEART BIO, INC., a Delaware corporation, (“Subtenant”).
RECITALS
A.    Pursuant to that certain Lease Agreement dated as of February 5, 2021, by and between Letterman Digital Arts Ltd., a California corporation (“Master Landlord”) and Sublandlord (the “Master Lease”), Sublandlord currently leases from Master Landlord that certain premises commonly known as Suite 300 on the fourth floor of One Letterman Drive Building A, San Francisco, CA 94129 (the “Master Lease Premises”).
B.    Subtenant desires to sublease the following portion of the Master Lease Premises from Sublandlord: Office A4220, A4218 and A4219, Internal Office A4-222 and A4-223, and the appurtenant open office space, all as depicted on Exhibit A attached hereto (“Subleased Premises”).
C.    Subtenant also desires to have shared access with Sublandlord to the following portions of the Master Lease Premises: the copy room, wellness room (future mothers), employee lounge and the small and medium conference rooms, all as depicted on Exhibit A attached hereto (“Shared Space”).
D.    Sublandlord represents that a true, correct and complete copy of the Master Lease is attached hereto as Exhibit B which has been redacted as to non-material financial terms. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the Master Lease shall control.
E.    Sublandlord desires to sublease the Subleased Premises to Subtenant and Subtenant desires to sublease the Subleased Premises from Sublandlord pursuant to the terms and conditions of this Sublease.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1.    Sublease Premises; AS-IS. Sublandlord hereby subleases to Subtenant the Subleased Premises, and Subtenant hereby subleases the Subleased Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Sublandlord and Subtenant acknowledge and agree that Subtenant shall have the exclusive right of possession of the Subleased Premises during the Sublease Term. Subtenant shall also be granted access and use of the Shared Space during the Sublease Term on the terms and conditions set forth in this Sublease. Subtenant shall accept the Subleased Premises and the Shared Space in the condition and state of repair on the
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Sublease Commencement Date (defined below) in its “AS IS” and “WHERE IS” condition subject to Sublandlord’s delivery of the Subleased Premises on the Sublease Commencement Date broom clean, vacant, free of all trash, occupants and personal property. Sublandlord represents to Subtenant as of the Sublease Commencement Date that (i) to its actual knowledge, the Subleased Premises and the Shared Space and the systems serving the Subleased Premises and the Shared Space, including but not limited to all HVAC, electrical, plumbing and mechanical systems located in and servicing the Subleased Premises and the Shared Space, are in good working order, are code compliant, and are in working condition and repair as of the Sublease Commencement Date, and (ii) the Subleased Premises and Shared Space are not in violation of the ADA or any applicable path of travel rules or regulations promulgated by the City of San Francisco as of the date of delivery of the Subleased Premises by Sublandlord to Subtenant (clauses (i) and (ii) above, collectively, the “Sublease Delivery Condition”). Any damage to the Subleased Premises or the Shared Space which exists on the Sublease Commencement Date or is later caused by Sublandlord or any employee, agent or invitee of Sublandlord shall be repaired by Sublandlord at Sublandlord’s sole cost and expense. Any damage to the Subleased Premises or the Shared Space which is caused by Subtenant or any employee, agent or invitee of Subtenant shall be repaired by Subtenant at Subtenant’s sole cost and expense. Except as otherwise provided in this Sublease, Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Subleased Premises for Subtenant’s occupancy or the Shared Space for Subtenant’s use.
2.    FF&E. On or prior to the Effective Date, Sublandlord has furnished a comprehensive inventory of all FF&E on the Subleased Premises to Subtenant. Subtenant has conducted a review of such inventory and has designated the specific items of FF&E it elects to retain on the Subleased Premises, as set forth on Exhibit C attached hereto. On or prior to the Sublease Commencement Date, Sublandlord shall, at its sole cost and expense, remove any FF&E on the Subleased Premises that is not set forth on Exhibit C attached hereto. Notwithstanding anything to the contrary in this Agreement, Subtenant shall have the exclusive right to use the FF&E set forth on Exhibit C attached hereto throughout the Sublease Term at no additional cost to Subtenant. Subtenant shall maintain the FF&E in good condition and repair. Any replacement or repair of any of the FF&E during the Sublease Term shall be the sole cost and expense of Subtenant.
3.    Phone & Data Cabling. Sublandlord shall ensure that the existing telephone and Cat6 data cabling in the Subleased Premises are connected and functional as of the Sublease Commencement Date for Subtenant’s use in the Subleased Premises. During the Sublease Term, Sublandlord shall provide internet access to Subtenant via Cat6 data cabling at Sublandlord’s sole cost and expense, provided, however that if Subtenant requests any additional functionality or bandwidth in excess of the functionality or bandwidth provided by Sublandlord, then the cost of such additional functionality or bandwidth shall be borne solely by Subtenant. Subtenant shall also establish and manage all telephone services (except for the provision of telephone cabling) at Subtenant’s sole cost and expense. If during the Sublease Term, Subtenant installs one (1) or two (2) additional workstations in the open area on the Subleased Premises, then Sublandlord shall install two (2) Cat6 data lines for each additional workstation at Sublandlord’s sole cost and expense; provided, however, that Sublandlord’s obligation to install such Cat6 cabling shall be
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limited to two (2) additional workstations installed by Subtenant. Upon the expiration of the Sublease Term or the earlier termination of this Agreement, Subtenant shall have no obligation to remove any data cabling which existed on the Subleased Premises as of the Sublease Commencement Date.
4.    Remeasurement. Sublandlord and Subtenant acknowledge and agree that the Subleased Premises consists of approximately three thousand four hundred ten (3,410) rentable square feet as of the Effective Date, and the Subleased Premises shall not be subject to remeasurement or modification for the duration of the Sublease Term.
5.    Shared Spaces. Sublandlord and Subtenant hereby acknowledge and agree that Subtenant’s right to use the Shared Space is non-exclusive and the Shared Space is to be utilized by both Sublandlord and Subtenant and their respective employees and guests during the Sublease Term. The parties agree to cooperate in good faith to schedule the use of the Shared Space in a manner that accommodates the needs of both Sublandlord and Subtenant during the Sublease Term. For the avoidance of doubt, Subtenant may not utilize any of the Shared Space, including the medium or small conference rooms, in lieu of permanent office seating or any all day “hoteling” arrangements. Subtenant further agrees to respect the Subleased Premises and Shared Space by (i) adhering to any guidelines, rules of use or schedules reasonably established by Sublandlord, including the rules of use governing the Subleased Premises and Shared Space set forth on Exhibit D attached hereto, and (ii) maintaining the Subleased Premises and the Shared Space in a clean and orderly condition. The parties shall communicate openly to resolve any conflicts or issues that may arise concerning the use of the Subleased Premises or the Shared Space to ensure a harmonious and efficient use of the Subleased Premises and the Shared Space.
6.    Term. The term of this Sublease (the “Sublease Term”) shall commence on the date that is the latest to occur of: (i) the delivery of the Subleased Premises in the Sublease Delivery Condition; (ii) receipt of Master Landlord’s consent to this Sublease; and (iii) January 1, 2026 (such date, the “Sublease Commencement Date”). The Sublease Term shall expire on the date which is two (2) years following the Sublease Commencement Date (“Sublease Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease.
7.    Early Access Period. To the extent permitted under the Master Lease, Sublandlord shall grant Subtenant up to fifteen (15) days of early access to the Subleased Premises, at no cost or expense to Subtenant, for the purpose of the preparation of the Subleased Premises for Subtenant’s use and installation of any equipment required by Subtenant (the “Early Access Period”).
8.    Use. Subtenant shall use the Subleased Premises and the Shared Space in compliance with the Master Lease, and solely for conducting Subtenant’s business, which includes general, administrative and executive office use and any other legally permitted use under the Master Lease. The parties agree that Subtenant’s arrangement of desks and office seating in the Subleased Premises shall substantially conform to the arrangement depicted in Exhibit E attached hereto, unless otherwise mutually agreed to by the parties in writing.
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9.    Rent. Sublandlord shall be responsible for the timely payment of Base Rent and Additional Rent under the Master Lease and otherwise complying with the obligations of Sublandlord under the Master Lease before and during the Sublease Term. Subtenant shall pay to Sublandlord the following as Sublease Rent hereunder:
9.1    Sublease Term Rent; Rent Commencement Date. Beginning on the Sublease Commencement Date and continuing through the Sublease Term, Subtenant shall pay to Sublandlord as sublease rent (“Monthly Rent”) in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Sublease Term from the Sublease Commencement Date through the Sublease Expiration Date, (i) the amount of Thirty Five Thousand Dollars ($35,000.00) per month on a full-service gross basis for months one (1) through twelve (12) of the Sublease Term; and (ii) the amount of Thirty Six Thousand Fifty Dollars ($36,050) per month for months thirteen (13) through twenty four (24) of the Sublease Term. Sublandlord and Subtenant acknowledge and agree that Subtenant shall not be liable or responsible for any Additional Rent or operating expenses of Sublandlord under the Master Lease or this Sublease, except as otherwise expressly agreed to herein.
9.2    Advance Rent. Upon execution and delivery of this Sublease, Subtenant shall pay to Sublandlord the sum of $35,000.00 as “Advance Rent.” The Advance Rent shall be applied to Tenant’s obligation to pay Monthly Rent for the first month for which Monthly Rent is due.
9.3    Other Charges. During the Sublease Term, Sublandlord agrees to make certain office supplies available to Subtenant, including but not limited to (i) general-use office stationary and supplies (e.g., copier access, paper, envelopes, pens and pencils), (ii) beverages and snacks customarily available in an office (e.g. water, coffee, tea, soft drinks, chips and nuts), and (iii) such other items and supplies mutually agreed to by the parties (such supplies, collectively, the “Additional Services”); provided, that in no event shall the Additional Services include the provision of full meals or catering by Sublandlord. In exchange for Sublandlord’s provision of the Additional Services, Subtenant shall pay Sublandlord One Thousand Five Hundred Dollars ($1,500.00) each month during the Sublease Term, payable to Sublandlord together with Subtenant’s payment of the Monthly Rent (the “Additional Services Fee”).
9.4    Parking Fee. During the Sublease Term, Sublandlord shall provide Subtenant with no more than five (5) parking spaces at the Building. Pursuant to the terms of the Master Lease, Subtenant may change the number of parking spaces not to exceed five (5) parking spaces to be utilized by Subtenant every six (6) months during the Sublease Term by providing written notice to Sublandlord of such selection. Subtenant shall have the right, but not the obligation, to utilize such parking spaces at the cost of Three Hundred Twenty-Five Dollars ($325.00) per space per month during the Sublease Term, payable to Sublandlord together with Subtenant’s payment of the Monthly Rent (the “Parking Fee”). In the event Master Landlord increases the fee charged to Sublandlord for parking at the Building at any time during the Sublease Term, the Parking Fee shall be adjusted to equal the then-current parking fee charged to Sublandlord by Master Landlord. Subtenant acknowledges and agrees that Subtenant’s use of the
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parking spaces shall at all times be made in accordance with the rights afforded Sublandlord with respect to the parking spaces under the Master Lease.
9.5    “Sublease Rent” Defined. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease, including the Monthly Rent are deemed to be rent (“Sublease Rent”). Sublease Rent shall be payable in lawful money of the United States to Sublandlord by ACH or wire transfer to an account that Sublandlord may designate in writing. Sublease Rent payable for any partial month during the Sublease Term shall be prorated on a daily basis based on the actual number of days in such month.
10.    Security Deposit.
10.1    Subtenant shall deliver to Sublandlord a security deposit in the amount of Seventy Thousand Dollars ($70,000.00) (the “Security Deposit”) to secure the faithful observance and performance by Subtenant of the terms and conditions of this Sublease. If Subtenant defaults in the observance or performance of any of such terms and conditions beyond the date of any notice and cure period for such default, Sublandlord may use or apply all or any part of the Security Deposit for the payment of any Sublease Rent not paid when due or for the payment of any other amounts due Sublandlord by reason of such default, including any costs of Sublandlord’s observing or performing such terms or conditions on Subtenant’s behalf and any deficiencies in reletting or damages incurred by Sublandlord. If Sublandlord shall use or apply all or any part of the Security Deposit, Subtenant shall, within five (5) business days following notice from Sublandlord, deliver to Sublandlord additional funds so as to restore the Security Deposit to the to the amount before such application of funds by Sublandlord. The Security Deposit, or so much thereof as shall not have been used or applied in accordance with this Section 10, shall be returned to Subtenant no later than thirty (30) days following the later of: (i) the expiration or sooner termination of this Sublease, and (ii) the surrender of the Subleased Premises and the Shared Space to Sublandlord in accordance with this Sublease.
10.2    Sublandlord shall accept the Security Deposit in the form of cash, check, Letter of Credit, or any combination thereof, at Subtenant’s election. The “Letter of Credit” shall mean a letter of credit naming Sublandlord as the beneficiary, in the amount of Seventy Thousand Dollars ($70,000.00) with an ultimate expiry date of January 1, 2027, and otherwise conform to the requirements of a letter of credit contained in the Master Lease.
11.    Subtenant’s Alterations; Sublandlord’s Consent; Acknowledgment.
11.1    Subtenant’s Proposed Alterations. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not have the right to modify or alter the Subleased Premises or the Shared Space, provided that Subtenant may install or otherwise include (i) one (1) demising wall in office A422 and one (1) demising wall in office A423, and (ii) a maximum of eight (8) desks, with the exact number to be mutually agreed to by the parties, in addition to the two (2) desks currently placed within the existing space commonly known as the open seating area in the Subleased Premises (“Subtenant’s Proposed Alterations”). In the event that Subtenant desires to add any number of additional desks after the Sublease Commencement Date, then the parties shall agree in writing to the acceptable number of additional desks to be
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utilized by Subtenant, if any. Subtenant’s installation of any demising walls in excess of the two (2) demising walls provided for in this Section 11.1 shall require Sublandlord’s prior written approval of the design, product specifications and placement of such demising walls, which may be withheld in Sublandlord’s sole absolute discretion and subject to Master Landlord’s consent to the extent required under the Master Lease. Subtenant shall be solely responsible for ensuring that any demising walls installed pursuant to this Section 11 comply with all applicable building, life-safety, and fire code requirements and the terms of the Master Lease respecting tenant alterations, and Subtenant shall be solely responsible for any and all costs and expenses relating to the approval and performance of the construction of Subtenant’s Proposed Alterations, including, without limitation, architectural plans, inspections, alterations, legal fees, permits, and compliance with laws and regulations. Subtenant shall be solely responsible for obtaining and paying for all necessary permits in connection with the construction of any Subtenant’s Proposed Alterations and Subtenant shall complete the Subtenant Proposed Alterations lien-free and in good, workmanlike manner, and shall comply with all terms and conditions of the Master Lease pertaining to alterations or improvements in undertaking Subtenant’s Proposed Alterations. During the Sublease Term, Subtenant shall maintain and repair any and all of Subtenant’s Proposed Alternations which have actually been installed, at Subtenant’s sole cost and expense. Subtenant shall, upon expiration of the Sublease Term, remove any Subtenant’s Proposed Alterations installed by Subtenant, and shall repair any damage to the Subleased Premises or Shared Space caused by such removal and otherwise return the Subleased Premises to the condition existing prior to the Sublease Commencement Date, all at Subtenant’s sole cost and expense, unless Sublandlord elects in writing to retain specific items of Subtenant Proposed Alterations at no cost to Sublandlord, in which event Subtenant shall not be liable for the removal or repair of the retained Subtenant Proposed Alterations. Any failure by Subtenant or its contractors to comply with the requirements of this Sublease or the Master Lease for the Subtenant Proposed Alterations (or any other alterations by Subtenant) shall be a material default by Subtenant hereunder.
12.    Master Lease.
12.1    Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Subtenant agrees as follows: except as otherwise provided in this Sublease, all references in such incorporated provision to the word “Tenant” shall be deemed to refer to Subtenant, all references to the word “Demised Subleased Premises” shall be deemed to refer to the Subleased Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the word “Term” shall be deemed to refer to the Sublease Term, all references to the term “Landlord” shall be deemed to refer to the Sublandlord, and all references to the term “indemnitees” shall be deemed to include reference to the Sublandlord, each unless expressly stated, or the context would imply, otherwise:
(a)    Basic Lease Provisions. The provisions of the Master Lease are hereby incorporated herein by reference, except for Sections 3, 4, 6, 7, 8, 15 and 55 thereof, and all rights, obligations, terms and conditions under the Master Lease not explicitly addressed herein shall be passed through to Subtenant within this Sublease.
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(b)    Signage/Directory. Subtenant’s right to install signage and be listed in the Building directory shall be governed by Section 18 of the Master Lease; provided, that Sublandlord shall be permitted to retain its existing signage in place as of the Effective Date throughout the Sublease Term. From and after the Early Access Period, Subtenant may install, at Subtenant’s sole cost and expense, additional signage at the reception desk inside the Master Lease Premises provided that such signage shall have a tasteful design, be made consistent with the Subleased Premises’ current signage and be made in accordance with the terms of Section 18 of the Master Lease, subject to Sublandlord’s prior written approval in each instance, which approval may be withheld in Sublandlord’s reasonable discretion, and Master Landlord’s approval to the extent required under the Master Lease. Subtenant may also install additional signage at the back door near the copy room in the Shared Space, at Subtenant’s sole cost and expense, provided that such signage shall be consistent with the other hallway signage in such corridor and all such signage must be approved by Master Landlord in accordance with the terms of Section 18 of the Master Lease prior to installation.
(c)    Insurance. Subtenant shall obtain, and maintain through the duration of the Sublease Term, the following insurance coverages: (i) commercial general liability insurance written on an ISO CG 0001 or its equivalent (occurrence form), including broad form contractual liability coverage, with reasonable and customary minimum coverage amounts as requested by Sublandlord; and (ii) workers compensation insurance which complies with the applicable workers compensation laws governing the State of California covering all employees of Subtenant, provided, however, the foregoing policy shall contain a waiver of subrogation provision pursuant to which the insurer(s) waives all expressed and implied rights of subrogation against each of the parties insured and their respective Affiliates. Each policy of liability insurance shall name Sublandlord and Master Landlord as an additional insured and the waiver of subrogation requirements of property policies shall operate between Sublandlord and Subtenant, in the same manner as between Master Landlord and Sublandlord.
(d)    Assignment and Subletting. Subtenant shall not assign or sub-sublet all or any portion of the Subleased Premises or the Shared Space during the Sublease Term or any interest in this Sublease Agreement or any direct or indirect ownership interest in Subtenant. Notwithstanding the foregoing and without Sublandlord’s prior approval, but subject to terms of the Master Lease, Subtenant shall have the right at any time to assign this Sublease to any parent, wholly owned subsidiary, or affiliated organization of Subtenant which is owned and controlled by Subtenant, or to any surviving entity as a result of a merger or consolidation involving Subtenant; provided, however, any such assignment shall be subject to the approval of Master Landlord to the extent required under the Master Lease.
(e)    Consents. Any consent or approval requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval.
Except as set forth above, the provisions of the Master Lease are hereby incorporated into this Sublease except as otherwise provided in this Sublease. Neither party shall take any action or do or permit to be done anything (i) in violation of or default under any of the terms, covenants,
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conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations); or (ii) which could result in any additional cost or other liability to Sublandlord unless Subtenant assumes and pays such cost or liability.
Subtenant expressly agrees that, if Sublandlord’s tenancy, control or right to possession shall terminate by expiration or any other cause not due to the fault of Sublandlord, this Sublease shall thereupon immediately cease and terminate and Subtenant shall give immediate possession to Sublandlord; provided however, that the liability of the Subtenant to the Sublandlord or the liability of the Sublandlord to the Subtenant for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination.
12.2    Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease in its capacity as the lessor of the Building. Moreover, during the Sublease Term, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord’s breach of its covenants and obligations under the Master Lease. Without limiting the generality of the foregoing and notwithstanding anything to the contrary contained in this Sublease Agreement, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or (iv) to take any action with respect to the operation, administration or control of the Property or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord. Notwithstanding anything to the contrary contained herein, upon Subtenant’s request, Sublandlord shall use commercially reasonable efforts and cooperate with Subtenant to request or obtain from Master Landlord any such work, services, signage, utilities, maintenance or repairs that Subtenant requests (to the extent Sublandlord is entitled to request or receive the same under the Master Lease).
13.    Indemnity by Subtenant. Subtenant shall defend, protect, indemnify and hold Sublandlord harmless against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) (collectively, “Claims”) arising from (1) the use of, or any activity done, permitted or suffered in or about, the Subleased Premises, (2) any activity done, permitted or suffered by Subtenant or its employees, invitees or guests in or about the Building or the Project, and (3) any negligent or wrongful act or omission or willful misconduct of Subtenant or its employees, invitees or guests, or from any breach or default in the terms of this Lease by Tenant, and (4) any action or proceeding brought on account of any matter in items (1), (2) or (3); however, the foregoing obligations shall not be applicable to the extent any such Claims
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arise by reason of the negligence or willful misconduct of Sublandlord or Master Landlord. If any action or proceeding is brought against Sublandlord or Master Landlord by reason of any such Claim, upon notice from Sublandlord, Subtenant shall defend the same at Subtenant’s expense by counsel reasonably satisfactory to Sublandlord, unless such Claim arises by reason of the negligence or willful misconduct of Sublandlord, Master Landlord or their agents, advisors, employees, partners, members, shareholders, directors, invitees and independent contractors (collectively, the “Sublandlord Parties”). As a material part of the consideration to Sublandlord, Subtenant hereby releases Sublandlord and the Sublandlord Parties from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property in or about the Subleased Premises, the Building or the Project from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Sublandlord, Master Landlord or any Sublandlord Parties, or (ii) loss resulting from business interruption or loss of income at the Subleased Premises and Shared Spaces. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Sublease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity. The obligations of Subtenant under this Paragraph 13 shall survive any termination of this Lease.
14.    Sublandlord’s Covenants. Sublandlord covenants to do the following:
14.1    Sublandlord shall not surrender or terminate the Master Lease prior to its scheduled expiration date without the consent of Subtenant;
14.2    Sublandlord shall comply with all the terms and provisions of the Master Lease, except to the extent Subtenant has assumed the same, and
14.3    Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any material effect upon the Subleased Premises or this Sublease.
14.4    Any administrative fees or other expenses required to be paid to, or for Master Landlord in connection with the submission of this Sublease for Master Landlord’s consent shall be paid solely by Sublandlord.
15.    Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a default by Subtenant under this Sublease, Sublandlord shall have the right to pursue all rights and remedies available at law or in equity. Furthermore, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent.
16.    Subtenant’s Right to Cure Sublandlord Default. In the event of Sublandlord’s failure to pay rent under the Master Lease by the date due, Subtenant shall have the right, (but not the obligation, unless so required by the Master Landlord) on written notice, to provide such
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payments to Master Landlord unless Sublandlord, at its sole election, (a) provides Subtenant with reasonable assurances that such failure will not cause Sublandlord to be in default under the Master Lease, or (b) establishes an escrow account to hold such unpaid rent pending resolution of such failure by Sublandlord and Master Landlord. In the event that Subtenant provides such payment hereunder, Sublandlord shall reimburse Subtenant for such payments on demand.
17.    Brokers. Sublandlord and Subtenant acknowledge and agree that Jones Lang LaSalle Americas, Inc. (“JLL”) has been used by Subtenant to represent Subtenant in connection with this Sublease. Within thirty (30) days following Master Landlord’s consent to this Agreement, Sublandlord shall pay JLL a standard “market commission”, the details of which shall be governed in a separate agreement. Each party represents to the other that it has dealt with no broker other than JLL. Each party shall indemnify, defend and hold the other party harmless on demand from and against any liability of the other party for claims of any broker based upon breach by the indemnifying party of its representations contained in this paragraph.
18.    Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.
19.    Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.
20.    Representations. Sublandlord represents to Subtenant that to Sublandlord’s actual knowledge:
(a)    the copy of the Master Lease delivered by Sublandlord to Subtenant is a complete and accurate copy of the Master Lease, which is in effect and has not otherwise been amended and there are no other agreements between Master Landlord and Sublandlord relating to the leasing, use, and occupancy of the Subleased Premises or the Shared Space; and
(b)    that the Subleased Premises and the Shared Space has not been sublet or licensed to any third party, in whole or in part, and the Master Lease has not been assigned; and
(c)    that no circumstance exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a breach or default of either party to the Master Lease; and
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(d)    Sublandlord is not the debtor, defendant or respondent in any pending receivership, insolvency, bankruptcy, foreclosure, lease termination or other creditors’ action or proceeding.
21.    FAILURE TO OBTAIN LANDLORD CONSENT. This Sublease shall constitute a valid and binding obligation of the parties on and after the date that it has been signed and delivered by them despite the fact that the Sublease Term and Subtenant’s rights to possession will not have commenced. Within five (5) days after Subtenant has signed and delivered this Sublease, Sublandlord shall submit a fully executed original of this Sublease to the Master Landlord for Master Landlord’s consent in accordance with the Master Lease and send a duplicate original of this Sublease fully executed to Subtenant with a copy of the notice to Master Landlord requesting consent. The parties shall cooperate reasonably in connection with the application for Master Landlord’s consent and furnish such available documents and information as Master Landlord may reasonably require for such purpose. This Sublease is subject to and conditioned upon the consent of the Master Landlord. If Master Landlord refuses to consent to this Sublease or Master Landlord’s consent is not obtained on or prior to December        , 2025, this Sublease shall be deemed canceled, and Sublandlord shall have no liability to Subtenant in connection herewith.
22.    QUIET ENJOYMENT. Following consent to this Sublease by Master Landlord and so long as Subtenant pays all of the Sublease Rent due under this Sublease and performs all of Subtenant’s other obligations hereunder and no breach of this Sublease has occurred by Subtenant, Subtenant shall peacefully and quietly have, hold and enjoy the Subleased Premises during the term of this Sublease, without hindrance by Sublandlord or by anyone claiming by or through Sublandlord, subject, however, to the terms, provisions and obligations of this Sublease and the Master Lease.
[signature page follows]
11

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBLANDLORD:	SUBTENANT:

Aperture Group, LLC, a California limited liability company	Braveheart Bio, Inc. a Delaware corporation

By:/s/ Hector Calderon	By:/s/ Travis Murdoch
Name: Hector Calderon Jr.	Name: Travis Murdoch
Title: Authorized Signatory	Title: CEO and President
[Signature Page to Sublease]

EXHIBIT B
MASTER LEASE
[See Attached]
[Exhibit B]

LETTERMAN DIGITAL ARTS CENTER
OFFICE LEASE AGREEMENT
BY AND BETWEEN
LETTERMAN DIGITAL ARTS LTD.,
a California corporation
AS LANDLORD
and
APERTURE GROUP, LLC,
a California limited liability company
AS TENANT
DATED February 5, 2021

i

29.	Effect of Conveyance	40

30.	Estoppel Certificate	40

31.	Subordination	41

32.	Environmental Covenants	42

33.	Notices	45

34.	Waiver	45

35.	Holding Over	46

36.	Successors and Assigns	46

37.	Time	46

38.	Brokers	46

39.	Limitation of Liability	46

40.	Financial Statements	47

41.	Rules and Regulations	47

42.	Mortgagee Protection	48

43.	Relocation	48

44.	Parking	49

45.	Project Amenities	51

46.	Entire Agreement	51

47.	Interest	51

48.	Governing Law; Construction	52

49.	Name of Building	52

50.	Security	52

51.	Jury Trial Waiver	53

52.	Recordation	53

53.	Right to Lease	53

54.	Force Majeure	54

55.	Option to Renew	54

56.	Roof Deck	55

57.	Counterparts	57

58.	Acceptance	57

INDEX OF EXHIBITS
Exhibit
A    Outline of the Premises
B    Tenant Work Letter
C    Commencement and Expiration Date Memorandum
D    Rules and Regulations
E    Form of Estoppel Certificate
F    Transportation Management Plan
G    Form of Guaranty

INDEX OF DEFINED TERMS

Additional Rent	3
After Hours HVAC	11
Alteration	19
Alterations	19
Arbitrator	10
Base Insurance Expenses	6
Base Operating Expenses	6
Base Rent	3
Base Taxes	6
Base Utility Expenses	6
Base Year	6
Basic Lease Information	1
Building	1
Building’s Sustainability Practices	41
Casualty Discovery Date	27
Commencement Date	2
Common Areas	1
Computation Year	6
Condemnation	29
CPA	10
Default	34
Delivery Date	15
Electronic Payment	10
Environmental Laws	40
Expiration Date	2
Force Majeure	52
Green Building Standards	41
Ground Lease	40
Guarantor	34
Hazardous Materials	40
Holder	46
Insurance Expenses	5

Landlord Affiliates	45
Landlord Parties	15
Laws	16
Letter of Credit	13
Major Damage or Destruction	27
Operating Expenses	3
Parking Areas	1
Premises	1
Presidio	1
Presidio Trust	1
Private Restrictions	16
Project	1
Proportionate Share	9
Reduce Utility Rate	6
Renewal Rate	52
Rent	9
Report Date	10
Roof Deck	53
Rules and Regulations	46
Successor Landlord	39
Systems	4
Taxes	5
Tenant Affiliate	31
Tenant’s Agents	16
Tenant’s Property	23
Term	2
Trust Act	1
Utilities	5
Utility Expenses	5
Visitor Parking Fees	49
Visitors	49
Wi-Fi Network	21

LEASE AGREEMENT
BASIC LEASE INFORMATION

Lease Date:	February 5, 2021
Landlord:	LETTERMAN DIGITAL ARTS LTD., a California corporation
Landlord’s Address:	Letterman Digital Arts Center One Letterman Drive, Building B, Seventh 7th Floor San Francisco, California 94129 Attention: Director of Property Management
Tenant:	APERTURE GROUP, LLC, a California limited liability company
Tenant’s Address:
Prior to the Commencement Date:
Aperture Group, LLC
Pier 5 The Embarcadero 102
San Francisco, CA 94111
From and after the Commencement Date:
Aperture Group, LLC
Letterman Digital Arts Center
One Letterman Drive, Building A, Suite A4-400
San Francisco, California 94129-1492

Premises Square Footage:	Approximately Twelve Thousand Eight Hundred Three (12,803) rentable square feet
Premises Address:	Letterman Digital Arts Center One Letterman Drive, Building A, Suite A4-400 San Francisco, California 94129-1492
Project:
That certain Project known as the Letterman Digital Arts Center located in the Presidio, San Francisco, California which includes approximately 23 acres of improved real property including four (4) multistory office and retail buildings located thereon containing approximately 843,334 rentable square feet.

Building:	That certain building located within the Project containing approximately 267,918 rentable square feet and commonly known as Building A.
v

Tenant’s Proportionate Share of Project:	1.52%

Tenant’s Proportionate Share of Building:	4.78%
Length of Term:	One Hundred Twenty (120) months
Estimated Delivery Date:	June 1, 2021
Monthly Base Rent:	Months	Annual Rate/RSF	Monthly Base Rent
	1 – 12	REDACTED	REDACTED
	13 – 24	REDACTED	REDACTED
	25 – 36	REDACTED	REDACTED
	37 – 48	REDACTED	REDACTED
	49 – 60	REDACTED	REDACTED
	61 – 72	REDACTED	REDACTED
	73 – 84	REDACTED	REDACTED
	85 – 96	REDACTED	REDACTED
	97 – 108	REDACTED	REDACTED
	109 – 120	REDACTED	REDACTED
Prepaid Base Rent:	REDACTED
Base Year:	Calendar year 2022
Letter of Credit:	REDACTED
Guarantor:	REDACTED
Business Hours:	8:00 a.m. to 6:00 p.m. on weekdays, 9:00 a.m. to 12:00 noon on Saturdays, excluding federal, state or local holidays
Permitted Use:	General office use consistent with the standards of a “Class A” office building.

Parking Spaces:	Nineteen (19) exclusive and designated parking spaces
Brokers:	Colliers International (“Landlord’s Broker”) and CBRE, Inc. (“Tenant’s Broker”)

LEASE AGREEMENT
THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease.”
1.    DEMISE
In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
2.    PREMISES
The Premises demised by this Lease are located on the northern side of the fourth (4th) floor of that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Project is located in The Presidio of San Francisco (the “Presidio”) which is operated by the Presidio Trust, a wholly-owned corporation of the United States of America (the “Presidio Trust”) established pursuant to Title I of Public Law 104-333 (the “Trust Act”). The Premises has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(d)(iii), no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, set forth in Paragraph 44 below. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.
Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, but not limited to, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b)

close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters, and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting any such activities to minimize any interference with Tenant’s use or enjoyment of, or access to, the Premises.
No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease; provided, however, that Landlord shall not voluntarily diminish the quality of the Premises by removing the windows on the Premises or altering the exterior of the Building in a manner that materially impedes the view from the Premises, except to the extent such activities are required due to an emergency. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Noise, dust or vibration or other incidents to construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Premises, the Building, and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.
3.    TERM
The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the “Commencement Date”): (a) the date which is one hundred fifty (150) days following the Delivery Date; or (b) the date all, or any portion, of the Premises is occupied by Tenant for the purpose of conducting business therein. For the avoidance of doubt, Tenant’s use and occupancy of the Premises for the purposes expressly described in Paragraph 8(a) below, shall not constitute occupied “for the purpose of conducting business” as contemplated above. Promptly following Landlord’s request, Tenant shall execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Rent (as defined below). Notwithstanding anything else set forth in this Lease, in the event that the expiration of the Term would not fall on the last day of a calendar month, then the Term shall be extended to the last day of the calendar month in which such expiration would otherwise occur, in which case the Expiration Date shall be the last day of such calendar month.
4.    RENT
(a)    Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”). Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.
(b)    Additional Rent. As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.
(i)    During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4(b), (A) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (B) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (C) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (D) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below).
(ii)    As used in this Lease, the following terms shall have the meanings specified:
(A)    “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:
(1)    Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, water features, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by the Presidio Trust or any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
(2)    Shuttle Service Costs. All costs to operate, maintain, repair, insure and administer the Project shuttle service, as may be implemented by Landlord for the shuttling of Project occupants to public transportation hubs.
(3)    Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including insurance deductibles and, without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies and the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building.
(4)    Life Safety and Security Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, (a) all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise, and (b) all costs of security and security systems at the Project, including, without limitation; (i) wages and salaries (including management fees) of all employees engaged in the security of the Project; (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto; and (iii) all service or maintenance contracts with independent contractors for Project security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel.
(5)    Management and Administration. All reasonable costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a commercially reasonable property management fee (not to exceed REDACTED of the income derived from the Project), accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site (which salaries and benefits shall be equitably prorated if such employees or contractors are not engaged full time in connection with the Project), payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or the Project management office or the fair market rental value of such office if it is located within the Building and/or the Project.
Notwithstanding anything in this Paragraph 4(b) to the contrary, (i) with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the repair or replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project which is typically capitalized under industry standard commercial real estate accounting practices (e.g., major components of HVAC system, replacement of roof membrane or coverings and resurfacing of Parking Areas), Tenant shall be required to pay only the pro rata share of the cost of the item falling due within the Term based upon the amortization of the same over the useful life of such item, as determined by such industry standard commercial real estate accounting practices, and (ii) Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(ii)(A).
(A)    “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. In the event any such insurance policies are maintained on a portfolio wide basis, then Landlord shall have the right to equitably allocate a portion of the costs of such policies to the Premises, the Building and/or the Project, as reasonably determined by Landlord. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project; provided, however, that with respect to any particular casualty event affecting the Project, in no event shall Tenant’s Proportionate Share of any individual insurance deductible under Landlord’s casualty insurance exceed an amount equal to REDACTED.
(B)    “Utility Expenses” means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below.
(C)    “Taxes” means the service district charges payable to the Presidio Trust, as well as any other real estate taxes and assessments, which may include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included in any tax bill for the Building or the Project or any part thereof, including, but not limited to, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax, or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (1) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (2) any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (3) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (4) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes (but not those fees, costs and disbursements related to Landlord’s wrongdoing), Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Taxes.
(D)    “Base Year” shall mean the calendar year specified in the Basic Lease Information.
(E)    “Base Operating Expenses” shall mean the amount of Operating Expenses for the Base Year.
(F)    “Base Insurance Expenses” shall mean the amount of Insurance Expenses for the Base Year; provided, however, that Landlord hereby agrees that the cost of any new type of insurance coverage which is obtained or effected by Landlord during any calendar year after the Base Year, where such insurance coverage was not obtained or effected during the Base Year, shall be added to the Base Insurance Expenses (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent calendar year, whichever is lower).
(G)    “Base Taxes” shall mean the amount of Taxes for the Base Year.
(H)    “Base Utility Expenses” shall mean the amount of Utility Expenses for the Base Year. Notwithstanding anything to the contrary contained in this Lease, Base Utility Expenses shall not include increases in utility costs due to extraordinary circumstances, including, without limitation, conservation, bond and/or debt repayment surcharges, charges of a one-time nature, boycotts, strikes, embargoes or other events resulting in shortages. In addition, in the event that, in any Computation Year after the Base Year, Landlord obtains a decrease in the unit cost of a utility being provided to the Building through its negotiations with utility providers, general market conditions or otherwise (a “Reduced Utility Rate”), then for the purpose of calculating Additional Rent for such Computation Year and any subsequent Computation Year, Landlord shall have the right to revise the applicable cost component of the Utility Expenses for the Base Year to be equal to the amount that such utility cost component would have been had the unit cost of electricity during the Base Year been equal to the Reduced Utility Rate.
(I)    “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share(s) of Operating Expenses over Base Operating Expenses, of Insurance Expenses over Base Insurance Expenses, of Utility Expenses over Base Utility Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.
(J)    Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Operating Expenses received by Landlord after the date which is eighteen (18) months after the Expiration Date of the Lease. Landlord shall have no right to bill Tenant for any Operating Expenses after the date which is eighteen (18) months after the Expiration Date of this Lease.
(c)    Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, Operating Expenses, Insurance Expenses, Utility Expenses, and Taxes shall not include and Tenant shall not have any obligation to pay for the following:
(i)    Accountants’ or attorneys’ fees incurred by Landlord and associated with activities with other tenants, prospective tenants; disputes with contractors; defense or title; or with respect to real estate taxes;
(ii)    marketing and promotional costs incurred to promote leasing of space in the Project;
(iii)    charges for items and services provided by Landlord for which Landlord is reimbursed, refunded, rebated or credited from vendors, insurance proceeds, condemnation awards, other tenants or any other source;
(iv)    compensation paid to clerks or attendants in commercial concessions operated by Landlord;
(v)    costs for installing paintings, sculpture or other objects of fine art;
(vi)    costs of special services of a type that are not provided to Tenant but which are provided to another tenant or occupant of the Building or Project;
(vii)    costs or fees incurred in constructing other tenants space or vacant space (including permits, licenses, inspections, etc.);
(viii)    costs or services provided exclusively to retail tenants;

(ix)    debt services or rental under any ground lease or master lease;
(x)    interest on debt or amortization of mortgages or deeds of trust on borrowings;
(xi)    repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease an diligently attempted to procure the maximum possible insurance coverage;
(xii)    costs incurred due to Landlord’s violation of any terms and conditions of this Lease or any other lease relating to the Building.
(xiii)    Landlord fees for services or items or general overhead not associated directly with management or operations of the Project;
(xiv)    costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, such as trustee’s fees, annual fees, partnership or organization or administration expenses, deed recordation expenses, as well as the operation of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Buildings;
(xv)    leasing commissions;
(xvi)    penalties or fines incurred by Landlord or other tenants;
(xvii)    Personal property taxes of other tenants;
(xviii)    real estate taxes if they include Landlord’s federal or state income taxes, franchise taxes, inheritance or estate taxes;
(xix)    capital costs and expenditures, except for (a) improvements and/or equipment required by Laws enacted on or after the Commencement Date, in which event such costs, together with interest thereon at the rate of REDACTED shall be amortized over the useful life of the improvement and/or equipment, and (b) improvements and/or equipment acquired or made to reduce any other item of Operating Expenses or Utility Expenses, in which event such costs, together with interest thereon at the rate of REDACTED, shall be amortized at an annual rate reasonably calculated to equal the amount of the Operating Expenses or Utility Expenses anticipated to be saved in each year during the Term as a consequence of such acquisition;
(xx)    the cost of correcting any violations of Law which relate to the Common Areas, where such violations existed prior to the Commencement Date; and
(xxi)    costs incurred in connection with the sale, financing, refinancing, mortgaging or other change of ownership of the Building or Project.

(d)    Payment of Additional Rent.
(i)    At least thirty (30) days prior to the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year or as soon thereafter as is practical, Landlord shall provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.
(ii)    Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
(iii)    With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be REDACTED. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with

Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or, with the prior written approval of Landlord, which approval may be given or withheld in Landlord’s sole and absolute discretion, cause the Premises to be separately metered at Tenant’s sole expense.
(iv)    REDACTED
(e)    General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 47 below, are referred to as the “Rent.” REDACTED. Tenant shall make all payments of Base Rent and recurring payments of Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the “Electronic Payment”). Prior to the Commencement Date, Tenant shall obtain from Landlord the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant’s bank or financial institution. Landlord shall have the right, after at least thirty (30) days’ prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment and require such payments to be made by check through a domestic branch of a United States financial institution payable to such person or place as Landlord may, from time to time, designate to Tenant in writing.
(f)    Statements Binding. Every statement given by Landlord pursuant to Paragraph 4(d) above shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to binding arbitration within one hundred twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.
(g)    Audit Rights. Provided that Tenant notifies Landlord in accordance with the terms of subparagraph (f) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided that Tenant utilizes a Certified Public Accountant (the “CPA”) of a national accounting firm that is reasonably approved by Landlord and compensated solely on an hourly basis, upon at least thirty (30) days’ prior notice to Landlord at any time during regular business hours to audit, review Landlord’s records pertaining to Operating Expenses for the immediately previous calendar year only. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six (6) months of receipt of Landlord’s statement pursuant to subparagraph (c) of this

Paragraph 4. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be subject to binding arbitration as follows: Landlord and Tenant shall mutually appoint a third party arbitrator, who shall be an accountant with recognized expertise and at least ten (10) years’ experience in matters pertaining to commercial office building operation (the “Arbitrator”) and who shall be required to agree that the arbitration and all information will remain confidential. The Arbitrator, within thirty (30) days of selection, shall, at Tenant and Landlord’s shared expense, review any materials submitted to it by Landlord or Tenant and shall have the right to independently audit the relevant records and shall notify both Landlord and Tenant of its determination of the proper amount. Tenant agrees to keep all information thereby obtained by Tenant confidential and to instruct its CPA of the obligation to keep all such information confidential. Notwithstanding anything herein to the contrary, if it is ultimately determined in accordance with this Paragraph 4(g) that Landlord’s determination of the Additional Rent payable by Tenant as set forth in any statement was in error REDACTED, then Landlord shall reimburse Tenant for its actual and reasonable third party audit costs.
5.    UTILITIES AND SERVICES
(a)    During Business Hours, as specified in the Basic Lease Information, Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines, water, heat and air conditioning, and elevator service. During all other hours, Landlord shall furnish such service except for heat and air conditioning. Landlord shall provide janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. The Premises are currently submetered for electrical consumption within the Premises. In the event the electrical submeter for the Premises indicates that Tenant is consuming electricity in excess of four (4) watts per rentable square foot, then Tenant shall pay the cost of such over-usage as measured by such meter, together with a reasonable administrative charge.
(b)    If requested by Tenant, to the extent available, Landlord shall furnish heat and air conditioning at times other than Business Hours (“After Hours HVAC”) and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. REDACTED.
(c)    In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, without limitation, loss of business or any consequential damages, arising from any failure or inadequacy of any service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the service furnished to the Premises or the Building, or arising from the partial or total unavailability of the service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease. Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, is made untenantable as a result of an interruption in electrical service, that is within the reasonable control of Landlord (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, and (ii) if, despite such commercially reasonable good faith efforts by Landlord, the same persists for a period in excess of three (3) consecutive business days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day of such interruption and ending on the day the electrical service has been restored.
(d)    Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.
(e)    Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that Landlord shall not be liable, in any respect, for any injury or death of any person or any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, unless and to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Affiliates. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder, except as provided in Paragraph 5(c) above. In no event shall Landlord be liable in any respect for any injury or death of any person or any loss, damage or injury to the Premises or any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project, unless and to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Affiliates.
(f)    Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises by more than one person per 200 rentable square feet. Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord’s prior written consent (which shall not be unreasonably withheld), use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building; provided, however, that Tenant may consume, in any event, four (4) watts per rentable square foot for convenience power, lighting and utilities. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with the Building’s Sustainability Practices or the certification of the Building issued pursuant to the applicable Green Building Standards, if any; provided, however, that in no event shall such practices or certification requirements have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use.
6.    LATE CHARGE
Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent REDACTED, then Tenant shall pay to Landlord REDACTED. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted under this Lease.
7.    LETTER OF CREDIT
(a)    Subject to Paragraph 7(e) below, Tenant shall deliver to Landlord as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”) REDACTED. Such Letter of Credit shall be in a form acceptable to Landlord and otherwise containing the terms required herein, issued by a bank which accepts deposits, maintains accounts, has a local office which will negotiate a letter of credit and whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) approved by Landlord. The Letter of Credit shall be (i) at sight and irrevocable; (ii) subject to the terms of this Paragraph 7, maintained in effect, whether through replacement, renewal or extension, for the entire period from the date of execution of this Lease through that date which is ninety (90) days following the expiration or earlier termination hereof, and to the extent the Letter of Credit delivered to Landlord does not extend by its terms until the end of the Term, Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord; and (iii) fully assignable by Landlord in connection with a transfer of Landlord’s interest in this Lease and permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of this Lease and/or because Tenant failed to cause a new Letter of Credit or certificate of renewal or extension to be delivered to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit; (B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (C) in the event of a transfer of Landlord’s interest in this Lease, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord.
(b)    If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, then Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Paragraph 7, and if Tenant fails to comply with the foregoing, the same shall constitute a default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the expiration of the Term, Landlord will accept a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which with respect to any letter of credit shall be irrevocable and automatically renewable as above provided through the expiration of the Term, upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed thirty (30) days prior to the expiration of the Letter of Credit or a substitute letter of credit is not timely received within thirty (30) days prior to the expiration of the Letter of Credit, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Paragraph 7, then Landlord shall have the right to present the Letter of Credit to the bank in accordance with the terms of this Paragraph 7, and the entire sum evidenced thereby shall be paid to and held by

Landlord as a cash security deposit and as collateral for the performance of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, and Tenant shall cause to be issued and delivered to Landlord a replacement Letter of Credit in the LC Amount REDACTED after the Landlord has drawn down on the Letter of Credit. The failure to do so shall constitute a Default (as defined in Paragraph 24 below) by Tenant.
(c)    If there shall occur a Default under this Lease (or circumstances exist that upon notice and opportunity to cure would constitute a Default, but Landlord is prohibited or stayed from delivering any such notice pursuant to an insolvency proceeding), Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant’s default. Tenant hereby waives the provisions of California Civil Code Section 1950.7 and/or any successor statute, it being expressly agreed that Landlord may apply all or any portion of the Letter of Credit, or proceeds thereof, in payment of any and all sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and that following a default by Tenant, all or any portion of the Letter of Credit, or proceeds thereof, may be retained by Landlord following a termination of the Lease and applied to future damages, including damages for future rent, pending determination of the same. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.
(d)    If at any time (a) the financial institution that provided the Letter of Credit is either (i) closed by the FDIC or any other governmental authority, or (ii) declared insolvent by the FDIC for any reason, or (b) Landlord reasonably believes that such financial institution will either be (y) closed by the FDIC or any governmental authority, or (z) declared insolvent by the FDIC for any reason, Tenant shall, within thirty (30) days after either the occurrence of such closure or declaration of insolvency or notice from Landlord that Landlord reasonably believes that such financial institution will close or be declared insolvent, either (1) provide Landlord a replacement Letter of Credit satisfying all of the terms of this section, or (2) post a cash security deposit in the LC Amount with Landlord, failing which a default shall be deemed to have occurred as of the end of such thirty (30) day period.
(e)    REDACTED
8.    POSSESSION
(a)    Tenant’s Right of Possession. Landlord anticipates delivery of possession of the Premises to Tenant on or about the Estimated Delivery Date as set forth in the Basic Lease Information. However, Landlord and Tenant acknowledge that the existing lease of the Premises has a natural expiration date of October 31, 2021, and the Estimated Delivery Date is premised upon the full execution of an early termination agreement with such tenant. Landlord shall keep Tenant reasonably informed on the status of the delivery of the Premises and shall endeavor to provide Tenant with approximately thirty (30) days prior notice of the date of such delivery. Upon Landlord’s delivery of possession (the “Delivery Date”), Tenant shall be permitted to use and occupy the Premises for the purpose of space-planning, construction of the Tenant Improvements (as defined in Exhibit B) and otherwise installing furniture, equipment and cabling and readying the Premises for Tenant’s occupancy; provided, however, in no event shall Tenant commence any demolition or construction of the Tenant Improvements prior to receipt of a permit for the same as issued by the Presidio Trust, or the appropriate governmental agency. Additionally, prior to any entry by Tenant or its agents, Tenant shall provide Landlord with proof of Tenant’s insurance as set forth in Paragraph 15 of this Lease. Such possession and entry upon the Premises prior to the Commencement Date shall be subject to all of the provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent during such early access period.
(b)    Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Delivery Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, members, shareholders, directors, invitees, independent contractors (collectively, the “Landlord Parties”), be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing or anything to the contrary contained herein, if Landlord does not tender possession of the Premises to Tenant by January 1, 2022, then Tenant shall receive one (1) day of Rent abatement (to be applied after the expiration of any other applicable Rent abatement periods) for each day beyond such date until the Delivery Date; further, if Landlord has not delivered possession of the Premises January 1, 2022, then Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord at any time prior to the Delivery Date.
9.    USE OF PREMISES
(a)    Permitted Use. During the Term, subject to the terms of this Lease and subject to any emergencies, Tenant shall have the right to access the Premises 24 hours per day, 365 days per year. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would unreasonably interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s fixtures, trade fixtures, machines or equipment unreasonably disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as

Additional Rent, any increases in premiums on policies resulting from any use or action by Tenant or Tenant’s Agents other than the Permitted Use which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant acknowledges receipt of the load specifications for the raised floor system for the Premises and agrees not to overload the floor(s) of the Building.
(b)    Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders including, without limitation, the Trust Act, the Regulations set forth in 36 C.F.R. Parts 1001-1010, the National Environmental Policy Act, the National Historic Preservation Act, and the Rules for Non-Residential Use and Occupancy for the Presidio and the International Building Code, as each of the same may be amended from time to time (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building, the Project, or the Presidio, provided, however, that Tenant shall not be required to make alterations, additions or improvements to the Premises or the Building necessary to comply with Laws (A) that are of general applicability to general office uses or not related to Tenant’s unique manner of use of the Premises, unless the requirement for such changes is imposed as a result of any Alterations made by or on behalf of Tenant or as a result of Tenant’s use of the Premises for other than general office use, or (B) to the extent the same require physical changes to portions of the Project outside of the Premises; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force to the extent copies of the same are provided by Landlord to Tenant; and (iii) the Rules and Regulations (as defined in Paragraph 41 below) to the extent copies of the same are provided by Landlord to Tenant. Subject to possible reimbursement in accordance with Paragraph 4(b), if any barrier removal work or other work is required to the Common Areas under applicable Laws, then such work shall be the responsibility of Landlord. Without limiting the generality of the foregoing, to the extent Landlord is required by any Laws or the Ground Lease (as defined in Paragraph 31 below) (or otherwise elects) to establish or maintain carpooling or other public transit programs applicable to the Project, including, without limitation, third-party administered pre-tax commuting employee benefit programs, then Tenant shall implement and shall cooperate in the implementation by Landlord of such programs. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
(c)    Required Disclosure. The Premises have not been issued a disability access inspection certificate or undergone inspection by a Certified Access Specialist (“CASp”). The following notice is given pursuant to California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby agree that if Tenant elects to perform a CASp inspection of the Premises, Tenant will provide written notice to Landlord, and Landlord may elect, in Landlord’s sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of the CASp inspection is subject to the prior written approval of Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. Nothing contained in this Paragraph 9(c) amends or modifies in any way the provisions of Paragraph 9(b) above, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in Paragraph 9(b) above.
(d)    Waste, Nuisance. Without limiting the generality of the other provisions of this Article, Tenant shall not cause, maintain, or allow any waste or nuisance in, on or about the Premises; permit on the Premises a substance or material which presents a fire, explosion or other hazard; conduct any sale or auction in or from the Premises; permit noise or odors in the Premises which are objected to by Landlord or by an occupant of the Presidio, or allow noise, vibrations or odors to carry outside the Premises; receive, deliver or remove merchandise, supplies or equipment, or remove or store refuse, other than in areas approved in advance in writing by Landlord; use the Premises or the Presidio or permit anything to be done in, on, or about the Premises which will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated.
(e)    No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.
(f)    Transportation Management Plan. Without limiting the generality of Paragraph 9(b) above, Tenant shall fully comply with the provisions of the transportation management plan attached hereto as Exhibit F.
10.    ACCEPTANCE OF PREMISES
By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises. By accepting Landlord’s delivery of the Premises, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.
11.    SURRENDER
Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls repaired, any carpets cleaned, and all floors cleaned and waxed, and (b) otherwise in accordance with Paragraph 32(e). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal. Additionally, Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Specialty Alterations (hereinafter defined) and to repair any damage caused by such removal. Notwithstanding anything in this Lease to the contrary, Tenant shall not have any obligation to remove any Alterations other than Specialty Alterations which are identified as such by Landlord in writing at the time Tenant requests Landlord’s consent to such Alterations and Landlord’s consent thereto, and Tenant shall have no obligation to remove any tenant improvements existing on the Delivery Date, regardless of whether or not such improvements are the types of improvements that are included in the definition of Specialty Alterations. As used herein, the term “Specialty Alterations” shall mean Alterations which are not typical office installations, including, without limitation, equipment racks, classrooms, bathrooms (other than the base building bathrooms), file rooms (with or without reinforced flooring); libraries; workout/fitness rooms; shower rooms; locker rooms; kitchen facilities (other than coffee bar kitchenettes); server rooms; safes; and vaults. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.
12.    ALTERATIONS AND ADDITIONS
(a)    Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. In no event shall any work or Alteration by Tenant alter the exterior appearance of the Building or disrupt any ground or soil within the Project. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations (i) do not affect the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof, (ii) are “generic” office improvements (as determined by Landlord in good faith) and are not Specialty Alterations, (iii) consist of improvements and finishes that are similar to, and of equal or higher quality than, the improvements and finishes existing as of the Lease Date, (iv) REDACTED and (v) are performed in full compliance with the terms of the following terms of this Paragraphs.
(b)    Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and codes (including the International Building Code and code work applicable to the Common Areas), and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord (which approval shall not be unreasonably withheld). In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. As a further condition to giving consent to any Alterations, REDACTED Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other required approvals, permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring REDACTED construction, and shall pay a logistical coordination fee to Landlord in an amount equal REDACTED upon completion of the same (except that such fee shall not be applicable to the Tenant Improvements made by Tenant in order to prepare the Premises for initial occupancy by Tenant). Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability policy of insurance, including bodily injury and property damage liability, naming Landlord, Tenant, the Presidio Trust, any property manager designated by Landlord and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be REDACTED. Such policy shall contain a severability of interest clause or a cross liability endorsement. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state in which the Premises are located for the issuance of such type of insurance coverage and rated A-: XIII or better in Best’s Key Rating Guide.
(c)    All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed Tenant’s Property.
(d)    Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.
(e)    Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.
(f)    Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if Tenant knows or has reason to know that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.
(g)    Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.
(h)    All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Building.
(i)    Promptly following completion of any Alteration, Tenant shall (1) furnish to Landlord “as-built” plans therefor, (2) cause a timely notice of completion to be recorded in the Office of the Recorder of the County where the Premises are located, and (3) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials.
(j)    Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for use by Tenant and its employees, then the same shall be subject to the provisions of this Paragraph 12(j) (in addition to the other provisions of this Paragraph 12(j)). Tenant shall install, maintain and operate the Wi-Fi Network so as not to cause any interference with other tenants in the Building or the Project or the normal operations of the Building and the Project, including, but not limited to, interference with other communications equipment. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible, and in no event later than three (3) days following such occurrence, to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and the Project and to telecommunication service providers, and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or the Project, including, but not limited to, Building Systems or Project systems or infrastructure which are required by reason of the installation, maintenance, repairs, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the provisions of this Paragraph 12(j), Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues, and confirmation of Tenant’s compliance with the terms of this Paragraph 12(j) within ten (10) days after the date Landlord submits to Tenant an invoice for such costs. Prior to the expiration or earlier termination of this Lease, Tenant shall remove the Wi-Fi Network from the Premises and restore the Premises and the Building to the same condition as before installation thereof.
13.    MAINTENANCE AND REPAIRS OF PREMISES
(a)    Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (i) keep and maintain in good order and condition the Premises and Tenant’s Property, (ii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (iii) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall also reimburse Landlord (outside of Operating Expenses) for the cost to maintain and replace all non-specialty lamps, bulbs, starters and ballasts within the Premises. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. All maintenance and repairs, including, but not limited to, janitorial and cleaning services, pest control and waste management and recycling performed by or on behalf of Tenant must comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Tenant, at its sole cost and expense, shall: (i) adopt and enforce good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around heating, ventilation and air conditioning systems and associated drains) for the prevention of moisture or mold (such measures, “Mold Prevention Practices”), and (ii) regularly monitor the Premises for the presence of mold and conditions reasonably expected to give rise to or be attributed to mold or fungus, including observed or suspected instances of water damage, condensation, seepage, leaks or other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”). Tenant shall immediately notify Landlord in writing if it observes, suspects, or has reason to believe mold or Mold Conditions exist in, at, or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate.
(b)    Maintenance by Landlord.
(i)    Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord shall repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises (excluding any specialty systems installed by or for Tenant) and the Building; the Parking Areas and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas.
(ii)    Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls).
(iii)    Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition actually known to it which Landlord is required to repair.
(c)    Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil

Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.
14.    LANDLORD’S INSURANCE
Landlord shall purchase and keep in force REDACTED. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.
15.    TENANT’S INSURANCE
(a)    Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect during the Term of this Lease, REDACTED. Coverage shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement.
(b)    Property Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect during the Term of this Lease, REDACTED providing coverage for all of Tenant’s personal property, furniture, furnishings, trade fixtures and equipment (including cabling) at the Premises (collectively, “Tenant’s Property”) as well as any Alterations, Tenant Improvements constructed pursuant to Exhibit B, if any, and any other improvements constructed by Tenant. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property so insured. Landlord will not carry insurance on any of Tenant’s possessions.
(c)    Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect during the Term of this Lease, worker’s compensation insurance REDACTED and employer’s liability insurance REDACTED.
(d)    Automobile Liability. Tenant shall, at Tenant’s expense, maintain in full force and effect during the Term of this Lease, Commercial Automobile Liability insurance providing coverage for any Tenant-Owned Autos, Non-Owned and Hired Autos and used in the conduct of its business. Such policy shall be in the amount of no REDACTED.
(e)    Policy Requirements and Evidence of Coverage. Landlord may from time to time (but not during the initial Term without the consent of Tenant) require reasonable increases in the limits of any policy required hereunder if Landlord believes that such additional coverage is necessary or desirable, but not in excess of the requirements of institutional landlords of “Class A” office space located in the central business district of San Francisco, California. The limit of any insurance shall not limit the liability of Tenant or Landlord hereunder. No policy maintained by Tenant under this Paragraph 15 shall contain a deductible greater REDACTED. No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord or 10 days for non-payment. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state in which the Premises are located for the issuance of such type of insurance coverage and rated A-: XIII or better in Best’s Key Rating Guide. Tenant shall deliver to Landlord certificates of insurance and all endorsements required herein to be maintained by Tenant at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof.
(f)    Vendors’ Insurance. In addition to the insurance Tenant is required to carry under this Lease, Tenant acknowledges that Landlord will require Tenant’s vendors and contractors entering the Building to carry such insurance as Landlord shall reasonably determine to be necessary, and satisfactory evidence of such insurance must be delivered to Landlord prior to entry into the Building by such vendors and contractors.
16.    INDEMNIFICATION
(a)    Of Landlord. Subject to the terms of Paragraph 17 below, Tenant shall defend, protect, indemnify and hold Landlord harmless against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) (collectively, “Claims”) arising from (1) the use of, or any activity done, permitted or suffered in or about, the Premises (2) any activity done, permitted or suffered by Tenant in or about the Building or the Project, and (3) any negligent or wrongful act or omission or willful misconduct of Tenant, or from any breach or default in the terms of this Lease by Tenant, and (4) any action or proceeding brought on account of any matter in items (1), (2) or (3); however, the foregoing obligations shall not be applicable to the extent any such Claims arise by reason of the negligence or willful misconduct of Landlord. If any action or proceeding is brought against Landlord by reason of any such Claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord, unless such Claim arises by reason of the negligence or willful misconduct of Landlord or any Landlord Parties. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and the Landlord Parties from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property in or about the Premises, the Building or the Project from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties, or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16(a) shall survive any termination of this Lease.
(b)    Of Tenant. Subject to the terms of Paragraph 17 below, Landlord shall not be released or indemnified from, and shall defend, protect, indemnify and hold harmless Tenant against and from any and all Claims arising from any negligent or willful misconduct of Landlord, and any action or proceeding brought on account thereof; however, the foregoing obligations shall not be applicable to the extent any such Claims (collectively, “Tenant Claims”)

arise by reason of the negligence or willful misconduct of Tenant. If any action or proceeding is brought against Tenant by reason of any Tenant Claims, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16(b) shall survive any termination of this Lease.
(c)    No Impairment. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
17.    SUBROGATION
Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby mutually waive any claim against the other and the Landlord Parties or Tenant’s Agents, as applicable, for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties (or that would have been so covered if the waiving party had carried the insurance required hereunder), to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, if required by such insurer, in writing, of the terms of these mutual waivers and have their insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.
18.    SIGNS
Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises without obtaining Landlord’s prior written consent, which Landlord may grant or deny in Landlord’s sole and absolute discretion. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. Notwithstanding the foregoing, Landlord shall provide, at Tenant’s expense, Building standard directory signage in the Building lobby, suite directional signage in the floor elevator lobby, and suite signage at the entrance to the Premises.

19.    FREE FROM LIENS
Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises, except in the event of an emergency or if a more immediate repair is required to avoid damage to the Premises or the area surrounding the Premises or to any persons or property therein. Notwithstanding the foregoing, Tenant shall only be required to give one (1) business day’s prior written notice of any minor repair or construction that costs less REDACTED per repair or work of construction.
20.    ENTRY BY LANDLORD
Tenant shall permit the Presidio Trust, Landlord and the Landlord Parties to enter into and upon the Premises at all reasonable times, upon at least one (1) full business day’s prior written notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, during the last twelve (12) months of the Term tenants or to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties); Tenant shall permit Landlord to post notices of non-responsibility. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord reasonably and in good faith determines such closure is necessary for safety and security reasons; provided, however, that in exercising its rights under this Paragraph 20, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use or enjoyment of or access to the Premises.

21.    DESTRUCTION AND DAMAGE
(a)    If the Project or Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord’s option:
(i)    In the event of Major Damage or Destruction, elect either to commence promptly to repair and restore the Project and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Project, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects not to restore the Project, this Lease shall be deemed to have terminated as of the Casualty Discovery Date. As used herein “Major Damage or Destruction” shall mean damage or destruction of all or of any portion of the improvements constructed by Landlord (i) on the Building, if REDACTED. Within thirty (30) days following the Casualty Discovery Date, Landlord shall provide to Tenant Landlord’s estimated time to repair such damage.
(ii)    In the event of damage other than Major Damage or Destruction for which Landlord will receive insurance proceeds sufficient to cover the costs to repair and restore such damage, and, if the damage may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, then subject to applicable Laws, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect subject to the abatement of Base Rent and Additional Rent described in Paragraph 4(b). If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
(iii)    Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, either Landlord or, if such damage to the Premises materially impairs Tenant’s ability to continue its business operations therein, then Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.
(b)    If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord (except for any amounts applicable to a deductible), and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give

Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date such damage occurred.
(c)    In the event of repair and restoration as herein provided, the monthly installments of Base Rent and Additional Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent and Additional Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and the Landlord Parties from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
(d)    Notwithstanding anything to the contrary in this Paragraph 21, in the event (i) the Building or the Premises is damaged or destroyed to the extent that the Building or the Premises cannot be substantially repaired or restored by Landlord within two hundred seventy (270) days after the Casualty Discovery Date, or (ii) of Major Damage or Destruction affecting Tenant’s use of or access to the Premises that Landlord notifies Tenant cannot reasonably be completed within 270 days from the Casualty Discovery Date, or (iii) the actual restoration of the damage described above takes more than 270 days (unless previously approved in writing by Tenant), in each such case Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after the date Landlord notifies Tenant of Landlord’s estimate of the period of time required to repair such damage or destruction (which shall be provided by Landlord as soon as reasonably possible after the Casualty Discovery Date, but in all events within sixty (60) days after the Casualty Discovery Date (or prior to the completion of such restoration, as applicable)). Additionally, in the event Landlord fails to provide its estimate of the period of time required to repair such damage or destruction within sixty (60) days after the Casualty Discovery Date, then Tenant may deliver to Landlord a written request, which must contain the following inscription, in bold faced lettering: “NOTICE DELIVERED PURSUANT TO PARAGRAPH 21 OF THE LEASE - - FAILURE TO TIMELY RESPOND WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT TERMINATION OPTION.” If Landlord fails to respond within such ten (10) business day period, then Tenant may elect to terminate this Lease by giving Landlord written notice of such termination.
(e)    If Landlord is obligated to or elects to repair or restore as herein provided, then Landlord shall only be obligated to repair or restore Building standard tenant improvements (as reasonably determined by Landlord) and shall not be obligated to repair or restore any above-standard improvements; and Tenant shall, at its sole option, repair and restore, at Tenant’s expense, any Alterations; provided, however, that at Tenant’s request, Landlord shall, at Landlord’s option either (i) restore any Tenant Improvements and/or Alterations that are above Building standard, provided that Tenant pays the difference between the cost of such above-standard improvements and cost of the Building standard improvements, in which event the improvements shall be deemed to have been completed as of the date such improvements would have been completed but for the change to above standard improvements, or (ii) give Tenant an allowance for the net deductive costs of Landlord not performing such improvements, which allowance Tenant may use to restore any above-standard improvements, in which event the date the Premises are deemed restored by Landlord shall not take into account such improvements for which Tenant has received a credit. Notwithstanding the terms of Paragraph 21(c) above, if the Tenant Improvements and/or Alterations are damaged by any peril not fully covered by the property insurance carried by Tenant (or that would have been so covered if Tenant had carried the insurance required hereunder), and such damage was caused by the gross negligence or willful misconduct of Landlord, then Landlord shall be responsible for the cost to repair the same (including the difference between the cost of such above-standard improvements and the cost of the Building standard improvements) to the extent of such insufficiency of proceeds. For the avoidance of doubt, in connection with Landlord’s repair and restoration of the Common Areas of the Building and/or Project, the same shall be performed in a manner that is generally consistent with the standards of quality and finish as existing on the Commencement Date.
(f)    Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.
22.    CONDEMNATION
(a)    If the whole or any material part of the Premises, the Building or material infrastructure that supports the Building is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), and (i) such Condemnation renders the Premises, the Building or material infrastructure that supports the Building unsuitable (and in each case such Condemnation also directly, materially and adversely impacts Tenant’s use and enjoyment of the Premises), in Landlord’s reasonable opinion, for the purposes for which they were constructed; or (ii) the Premises, the Building or material infrastructure that supports the Building cannot be repaired, restored or replaced at a reasonable expense to an economically profitable unit, then Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If REDACTED or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would materially adversely affect Tenant’s ability to conduct its business operations, from the Premises, then Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within sixty (60) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent and

Additional Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent and Additional Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and the Landlord Parties from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or material infrastructure that supports the Building following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.
(b)    Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
23.    ASSIGNMENT AND SUBLETTING
(a)    Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23, provided that (i) Tenant is not then in Default under this Lease, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease.
(b)    Notwithstanding anything to the contrary contained in Paragraph 23(a), Tenant may, without obtaining the prior consent of Landlord, without Landlord’s having any rights pursuant to clause (1) or (2) of Paragraph 23(c) below, and without the payment of any amounts pursuant to this Paragraph 23, sublet the Premises or assign this Lease to a Tenant Affiliate, provided that (i) Tenant shall give not less than twenty (20) days’ prior written notice thereof to Landlord (to the extent such notice is permitted by applicable Law), (ii) Tenant shall continue to be fully obligated under this Lease, (iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this Lease to be performed by Tenant (but with respect to a sublease, only with respect to that portion of the Premises that is the subject of the sublease and excluding all rental obligations of Tenant hereunder), and (iv) such Tenant Affiliate has a tangible net worth (determined in accordance with GAAP) equal to or greater than the tangible net worth of Tenant on the date of this Lease or the date of the proposed assignment, whichever is higher. As used herein, “Tenant Affiliate” means (A) an entity controlling, controlled by or under common control with Tenant, (B) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (C) a purchaser of substantially all of Tenant’s assets located in the Premises; and a party shall be deemed to “control” another party for purposes of the definition contained in the aforesaid clause (A) only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party. In addition to the foregoing, any assignee of Tenant must have a tangible net worth (determined in accordance with GAAP) sufficient, in Landlord’s reasonable opinion, to enable it to perform its obligations under the Lease.
(c)    When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and three (3) years’ prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment in connection with any proposed assignment or sublease for substantially all of the Premises for substantially the remainder of the Term, (2) consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease, and (B) as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions acceptable to Landlord. In the event Landlord elects to terminate this Lease as provided in the foregoing clause (1), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.
(d)    Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will comply with the Permitted Use, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the proposed assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof, and (iv) Landlord or Landlord’s agent has shown space in the Project to the proposed assignee or subtenant or responded to any inquiries from the proposed assignee or subtenant or its agent concerning availability of space in the Project, at any time within the preceding nine (9) months and Landlord has comparable space for such party at the time of the proposed assignment or sublease.
(e)    If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, REDACTED. Tenant shall provide Landlord with reasonable documentary evidence of such costs promptly upon written demand. In the event any Alterations are made to separately demise the Premises into two or more suites, such Alterations shall be removed and the Premises restored to its original condition prior to the expiration or earlier termination of this Lease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
(f)    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(g)    Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
(h)    A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
(i)    Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.
(j)    If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.
(k)    Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
(l)    Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
24.    DEFAULT
(a)    Tenant’s Default. The occurrence of any one of the following events shall constitute a default on the part of Tenant (“Default”):
(i)    Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after notice of delinquency;
(ii)    A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder, including, without limitation, Lease Guarantor, if any, (collectively, “Guarantor”) for the benefit of creditors;
(iii)    The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
(iv)    Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
(v)    Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
(vi)    Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40, in each case where such failure continues more than five (5) business days after a second notice from Landlord;
(vii)    An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
(viii)    Failure of Tenant to maintain the Letter of Credit as, and to the extent, required pursuant to Paragraph 7;
(ix)    Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;
(x)    Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within five (5) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;
(xi)    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;
(xii)    Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within thirty (30) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;
(xiii)    Any failure by Tenant to promptly remove, abate or remedy any Hazardous Materials located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Paragraph 32;
(xiv)    Tenant’s failure to commence business operations in the Premises within ninety (90) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); and
(xv)    Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.
Any notice given by Landlord pursuant to this Paragraph 24 shall be separate and apart from the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall be required to give the additional notice required under California Code of Civil Procedure Section 1161 in order to be entitled to commence an unlawful detainer proceeding.
(b)    Landlord’s Default. If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain permits, utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability on Landlord or Landlord’s Agents. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.
25.    LANDLORD’S REMEDIES
(a)    Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
(i)    the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
(ii)    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus
(v)    such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
(vi)    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
(vii)    As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by REDACTED. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
(b)    Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
(i)    Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or
(ii)    The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
(c)    Termination. No action by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.
(d)    Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(e)    No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
26.    LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS
(a)    Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, following prior written notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.
(b)    Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment.
(c)    If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of REDACTED.
27.    ATTORNEYS’ FEES
(a)    If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b)    Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.
28.    TENANT’S TAXES
Notwithstanding anything in this Lease to the contrary, Tenant shall pay any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including, without limitation, the San Francisco Early Care and Education Commercial Rents Tax (2018 Proposition C), any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder (and such amounts shall not be included in Taxes); (ii) the value of Tenant’s Property; and (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of the Tenant Improvements or Alterations made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord.
29.    EFFECT OF CONVEYANCE
In the event of any Transfer by Landlord of its entire interest in the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, provided that the transferee assumes in writing all obligations of Landlord arising after the date of such transfer. In any event it shall be deemed and construed, without further agreement between the parties and the transferee of such interest, that the transferee of Landlord’s interest in the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
30.    ESTOPPEL CERTIFICATE
From time to time, upon written request of either Landlord or Tenant, the party receiving such request shall execute, acknowledge and deliver to the requesting party or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by the requesting party or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises, or by any potential assignee, subtenant or other transferee of Tenant’s interest in the Premises. If the party receiving such request shall fail to provide such certificate within ten (10) days of receipt of a written request as herein provided, then such failure shall, at the requesting party’s election, constitute a under this Lease.

31.    SUBORDINATION
This Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such party, and to recognize such party as the lessor under this Lease. Tenant covenants and agrees that in the event of cancellation or termination of any ground lease or underlying lease in accordance with its terms or by surrender thereof, whether voluntary, involuntary or by operation of law, and provided that the lessor under any such ground lease or underlying lease has either approved this Lease in writing or notified Tenant in writing of its election to cause Tenant to attorn to it upon cancellation or termination of such ground lease or underlying lease, then this Lease shall not be cancelled or terminated as a result of the cancellation or termination of such ground lease or underlying lease, but Tenant shall make full and complete attornment to the lessor under any such ground lease or underlying lease for the balance of the term hereof with the same force and effect as though this Lease were originally made directly from the lessor under any such ground lease or underlying lease to Tenant. Following Tenant’s attornment to purchaser upon any foreclosure sale or any lessor under any ground lease or underlying lease as set forth above (a “Successor Landlord”), this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month’s Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest). Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any mortgages, trust deeds, ground leases or underlying leases and Tenant’s obligation to attorn to any holder of any mortgage or deed of trust or any lessor under any ground lease or underlying lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Tenant acknowledges that Landlord is the lessee of the Project pursuant to a ground lease with Presidio Trust as ground lessor (the “Ground Lease”). Landlord hereby authorizes and directs Tenant, upon receipt of any written notice from the Presidio Trust stating that a default (beyond applicable notice and cure periods) exists in the performance of Landlord’s obligations under the Ground Lease, to pay directly to the Presidio Trust the Base Rent and other amounts due and to become due under this Lease until such time as Tenant is notified that such default has been cured. Notwithstanding the foregoing terms of this Paragraph 30, to the extent this Lease becomes subject to any future ground or underlying leases of the Project or to the lien of any mortgages or trust deeds hereafter in force against the Project, Landlord shall use commercially reasonable efforts to obtain from the holder thereof a commercially reasonable form of non-disturbance agreement in favor of Tenant.
32.    ENVIRONMENTAL COVENANTS
(a)    Definitions.
(i)    As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.
(ii)    As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Law” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
(iii)    As used in this Lease, the term “Building’s Sustainability Practices” means the operations and maintenance practices for the Building, whether incorporated into the

Building’s Rules and Regulations, Construction Rules and Regulations, separate written sustainability policies or otherwise reasonably implemented by Landlord with respect to the Building or the Project, as the same may be revised from time to time, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use.
(iv)    As used in this Lease, the term “Green Building Standards” means one or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.
(b)    Tenant will not permit Hazardous Materials to be present in, on or about the Premises, except for normal quantities of cleaning and other business supplies customarily used and stored in an office and will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials. Notwithstanding anything herein to the contrary in no event shall Tenant permit any pesticides, insecticides or herbicides to be stored, used, or disposed in on or about the Premises without the prior written consent of Landlord.
(c)    If Tenant’s use of Hazardous Materials in, on or about the Premises results in a release, discharge or disposal of Hazardous Materials in, on, at, under, or emanating from, the Premises, the Building, or the Project, Tenant shall investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises, the Building or the Project. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises, the Building or the Project. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant within ten (10) days after demand.
(d)    Upon reasonable notice to Tenant, Landlord may enter the Premises for the purposes of inspection and testing to determine whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
(e)    Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project. Tenant’s obligations and liabilities pursuant to this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 below.
(f)    Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the Project, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
(g)    Tenant acknowledges that the Building is or may be in the future certified/rated pursuant to or operated to meet one or more Green Building Standards. As and when requested by Landlord during the Term, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standards or any commissioning or re-commissioning of Building Systems) with data concerning Tenant’s energy consumption, water consumption, waste recycling, and the operation of Building Systems. Such data may include, but shall not be limited to, Tenant’s operating hours, the number of on-site personnel, the types of equipment used at the Building (including computer equipment, if applicable), office supply purchases, light bulb purchases, waste and recycling manifests, cleaning product materials (both chemicals and paper products), as applicable, and energy use and cost. Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standards rating or certification lapses and is not reinstated by Landlord.
(h)    Tenant and Tenant’s Agents shall comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Tenant shall not materially, adversely affect (as reasonably determined by Landlord) the indoor air quality of the Premises or the Building, including, but not limited to, by the type of equipment, furniture, furnishings, fixtures or personal property that is brought into the Premises, the materials used in the construction of any tenant improvements or Alterations in the Premises, the cleaning supplies used in the maintenance of the Premises, or the violation of any non-smoking policy adopted by Landlord.
(i)    (i)    Landlord and Tenant agree to share data needed for third party rating systems such as LEED, GRESB and ENERGY STAR, and Tenant agrees that Landlord may provide data from Tenant to Landlord’s consultants, lenders or prospective lenders, purchasers or prospective purchasers, or other third parties having a reasonable need to know such information.
(j)    Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up, monitoring or remediation of, and shall not be required to indemnify Landlord against any claims, losses, liabilities or expenses resulting from, any Hazardous Materials placed on or about the Premises by parties other than Tenant or Tenant’s agents, advisors, employees, partners, shareholders, directors, and independent contractors.
(k)    Landlord represents and warrants that to the best of its knowledge, (a) there are no Hazardous Materials present within the Building or the Premises except for normal quantities of Hazardous Materials commonly found in office buildings (including diesel fuel for an emergency backup generator); and (b) Landlord has not received written notice of violation of any Environmental Laws respecting the Building or the Premises; provided, however, that the foregoing representation and warranty shall in no event be deemed to relate, in any respect, to the portions of the Project other than the Premises and the Building.
(l)    The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.
33.    NOTICES
All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. Nothing contained in this Paragraph 33 shall be deemed to limit any alternative method of notification to Tenant as may be permitted under applicable law, including without limitation the provisions of Section 1161, et seq. of the California Code of Civil Procedure or any successor statute hereinafter enacted.
34.    WAIVER
The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
35.    HOLDING OVER
Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to REDACTED and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that such holdover rent shall be prorated for any partial month; and further provided that in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance.
36.    SUCCESSORS AND ASSIGNS
The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.
37.    TIME
Time is of the essence of this Lease and each and every term, condition and provision herein.
38.    BROKERS
Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.
39.    LIMITATION OF LIABILITY
In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of REDACTED. For purposes of this Lease, “Landlord Affiliates” shall mean, collectively, Landlord, its partners, shareholders, members, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Affiliates shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Affiliates’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, members, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Except as provided in Paragraphs 25, or 32, neither Landlord nor the Landlord Affiliates, nor Tenant nor the Tenant Affiliates, shall be liable under any circumstances for consequential damages, including, but not limited to, injury or damage to, or interference with the other’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.
40.    FINANCIAL STATEMENTS
Within ten (10) business days after Landlord’s request, Tenant shall deliver to Landlord the then current audited (if available) and otherwise unaudited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Additionally, the current un-audited financial statements of Tenant delivered pursuant to the foregoing shall be certified as true and accurate by Tenant’s chief financial officer. Landlord shall only request such financial information in connection with a bona fide sale, financing or similar transaction (or a proposed sale, financing, or similar transaction) involving the Project or any portion thereof. For so long as Guarantor satisfies the Financial Requirements and has a Guaranty has been provided in lieu of the Letter of Credit in accordance with Paragraph 7(e) above, then Tenant’s obligations under this Paragraph 40 may be satisfied by the delivery of such financial information for Guarantor.
41.    RULES AND REGULATIONS
Tenant shall comply with the rules and regulations attached hereto as Exhibit C, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord or the Presidio Trust may adopt, from time to time following reasonable prior notice, for the orderly and proper operation of the Building, the Project and the Presidio (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations; provided that in the event that any noncompliance with the Rules and Regulations by another tenant of the Building or the Project shall have a material, adverse impact upon Tenant, Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations with respect to such tenant.
42.    MORTGAGEE PROTECTION
(a)    Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
(b)    Rights to Cure. Tenant shall give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided that Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.
43.    RELOCATION
Landlord shall have a one-time right to relocate the Premises to another part of the Building or to another building in the Project in accordance with the following:
(a)    In no event shall Tenant be obligated to relocate during the initial one hundred twenty (120) month Term;
(b)    The new premises shall be within ten percent (10%) of the size of the Premises described in this Lease, shall have similar or better quality views, décor, improvements and finishes, and a substantially similar configuration;
(c)    The physical relocation of the Premises (including, without limitation furniture, fixtures equipment, the installation of new cabling and conduit, and the installation of information technology) shall be accomplished by Landlord at its sole cost and expense;
(d)    The physical relocation of the Premises shall take place on a weekend and shall be substantially completed before the Monday following the weekend in which the relocation takes place. If the physical relocation has not been completed in that time, Base Rent shall abate from the time the physical relocation commences to the time it is substantially completed;

(e)    Reasonable, out-of-pocket costs actually incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, shall be reimbursed by Landlord following receipt of reasonable documentary evidence of such costs, in a sum not to exceed REDACTED.
(f)    If the relocated Premises is a different square footage than the Premises described in this Lease, (i) the Base Rent shall be adjusted to a sum computed by multiplying the Base Rent specified in the Basic Lease Information by a fraction, the numerator of which shall be the total number of square feet in the relocated Premises, and the denominator of which shall be the total number of square feet in the Premises before relocation; and (ii) Tenant’s Proportionate Share(s) shall be adjusted; provided, however, in no event shall the Base Rent or Tenant’s Proportionate Share(s) be increased as a result of such relocation; and
(g)    The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the adjustment of Base Rent and Tenant’s Proportionate Share(s), if any.
Landlord shall deliver to Tenant at least ninety (90) days prior written notice of Landlord’s intention to relocate the Premises (a “Relocation Notice”), which Relocation Notice shall identify the proposed new premises and set for the date by which the relocation shall have occurred (the “Relocation Date”). If Tenant in its good faith discretion finds the new premises unacceptable, Tenant shall have the right, exercisable by delivery of written notice to Landlord (a “Relocation Termination Notice”) within fifteen (15) days of delivery to Tenant of a Relocation Notice, to terminate this Lease, in which event Tenant shall vacate and surrender the Premises to Landlord in accordance with this Lease on or before the Relocation Date and this Lease shall terminate upon the later of the date of such surrender or the Relocation Date; provided, further, upon receipt of a Relocation Termination Notice from Tenant, Landlord shall have the right, exercisable upon delivery of written notice to Tenant to rescind its Relocation Notice and Tenant’s right to terminate this Lease.
44.    PARKING
(a)    On or prior to the Commencement Date, Tenant shall provide Landlord with written notice of the number of parking spaces that Tenant elects to license, up to the maximum number of parking spaces set forth in the Basic Lease Information. Notwithstanding anything in this Lease to the contrary, in no event shall the aggregate number of licensed spaces exceed 1.5 parking spaces per 1,000 rentable square feet leased by Tenant (rounded to the closest whole number). In the event Tenant fails to provide any such notice, then Tenant shall be deemed to have elected to license the maximum number of parking spaces permitted hereunder. Tenant shall have the right, but not more frequently than once every six (6) months, upon at least thirty (30) days prior written notice, to decrease or, subject to availability, increase the number of licensed spaces; provided, however, in no event shall Landlord have any obligation, at any time, to increase the aggregate number of licensed spaces beyond 1.5 parking spaces for each 1,000 rentable square feet within the Premises nor shall the number of spaces licensed by Tenant be fewer than seven (7) parking spaces. Additionally, Landlord shall have the right, upon no less than ninety (90) days prior written notice, to decrease the number of Tenant’s licensed spaces; provided, however, in no event shall Landlord decrease the number of licensed spaces below 1.5 parking spaces for each 1,000 rentable square feet within the Premises. Provided that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard size passenger automobiles, pick-up trucks, vans and SUVs the number of parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas. Tenant shall pay to Landlord, as additional rental hereunder, REDACTED. Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. Tenant’s parking spaces will be expressly designated for use by Tenant only and shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time.
(b)    Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ license plate numbers within five (5) days after receiving a written request from Landlord, and Tenant shall thereafter notify Landlord of any changes within five (5) days after any change occurs. Each vehicle shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. Should Tenant use the Parking Area or any portion thereof in violation of this Paragraph 43, Landlord may charge Tenant REDACTED. In addition, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to tow away any vehicle involved and charge the cost of towing and storage to Tenant, which cost shall be immediately payable upon demand by Landlord. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.
(c)    Tenant recognizes and agrees that visitors, clients and/or customers (collectively, the “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Further, parking for Visitors is subject to the payment of fees (“Visitor Parking Fees”) REDACTED. Tenant hereby covenants and agrees to pay or ask its Visitors to pay the Visitor Parking Fees, as shall be set by Landlord from time to time, plus tax thereon, and to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitor’s parking as may be in existence from time to time.
(d)    In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay REDACTED.
45.    PROJECT AMENITIES
Subject to such charges, policies, requirements, hours of operation, rules and regulations as shall established by Landlord, from time to time, in its sole and absolute discretion, Tenant’s employees that are employed and located at the Premises on a full-time basis shall have the right to (i) the non-exclusive use the Project fitness center located in Building A, (ii) the non-exclusive use of the Project dining café located in Building A, and (iii) apply for the services of the Project child day care center, which shall, in addition to the foregoing, also be subject to availability and preference policies as established by Landlord, from time to time, in its sole and absolute discretion. Tenant acknowledges that the provisions of this Paragraph shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain any such Project amenities throughout the Term, as the same may be extended, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify any of the same. No expansion, contraction, elimination, unavailability or modification of any such facilities, and no termination of or interference with Tenant’s rights to use such amenities, shall entitle Tenant to an abatement or reduction in Rent or constitute a constructive eviction or an event of default by Landlord under the Lease.
46.    ENTIRE AGREEMENT
This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
47.    INTEREST
Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of REDACTED. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

48.    GOVERNING LAW; CONSTRUCTION
This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
49.    NAME OF BUILDING
In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change. Additionally, Tenant will acquire no right to use, and will not use without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion, any names, characters, vehicles, stories, images, logos, artwork, designs, copyrighted materials or derivative works thereof, trademarks, service marks, or other intellectual property of Landlord or any Landlord Affiliate (including, without limitation, George W. Lucas, Jr.): (a) in any advertising, publicity or promotion; (b) to express or to imply any endorsement of Tenant or any other person or entity; or (c) in any manner other than in accordance with this Lease. Tenant shall comply with all guidelines provided by Landlord from time to time regarding the use of the names “Letterman” and “Letterman Digital Arts Center.” Tenant shall not use the name “Presidio Trust,” including all variations thereof, in their “corporate name” or in the name of the entity under which they do business, or in any other way, without the Presidio Trust’s prior written consent, which may be withheld in the Presidio Trust’s sole discretion, and Tenant acknowledges that the name “Presidio Trust” is proprietary to the Presidio Trust. Subject to the foregoing, Landlord acknowledges that Tenant shall have the right to use and reference the phrase “Presidio,” “Presidio of San Francisco,” and “Letterman Digital Arts Center” in connection with Tenant’s address and/or marketing materials.
50.    SECURITY
(a)    As of the Lease Date, Landlord provides (i) continuously monitored video surveillance staffed by a security guard stationed at the Project, (ii) a roving security guard after Business Hours and on weekends, and (iii) an attendant in the main lobby of the Building during Business Hours.
(b)    Tenant acknowledges and agrees that, while Landlord engages security personnel to patrol the Building or the Project and administer other security measures, Landlord has only a duty to exercise reasonable care in providing security services with respect to the Premises or the

Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s employees, invitees, and visitors in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project, except that which results solely as a result of the gross negligence or willful misconduct of Landlord or Landlord Affiliates.
(c)    Tenant hereby agrees to the exercise by Landlord and the Landlord Parties, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and the Landlord Parties, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or the Landlord Parties liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
51.    JURY TRIAL WAIVER
Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.
52.    RECORDATION
Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
53.    RIGHT TO LEASE
Landlord reserves the absolute right to affect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

54.    FORCE MAJEURE
Any prevention, delay or stoppage due to fire or other casualty, strikes, lockouts, or other labor disturbances, shortage of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of the other party to this Lease, or epidemics or pandemics, or other causes beyond the reasonable control of Landlord or Tenant as the case may be, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance as caused by a Force Majeure.
55.    OPTION TO RENEW
(a)    Tenant shall have one (1) option (the “Renewal Option”) to extend the Term for a period of five (5) years beyond the Expiration Date (the “Renewal Term”). The Renewal Option may be exercised only by the original Tenant executing this Lease or an assignee that is a Tenant Affiliate (as applicable, the “Original Tenant”) and shall only be exercisable if Original Tenant and/or a Tenant Affiliate is actually occupying at least eighty percent (80%) of the Premises at the time of Tenant’s exercise of the Renewal Option. The Renewal Option shall be effective only if Tenant is not in Default, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the Term. Any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that (i) no further Renewal Option shall be available to Tenant at the expiration of the Renewal Term, (ii) the Base Year shall be adjusted to equal the calendar year in which the Renewal Term commences, and (iii) the Base Rent during the Renewal Term (the “Renewal Rate”) shall be equal REDACTED.
(b)    Within thirty (30) days after Landlord’s receipt of the Election Notice or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing (the “Renewal Rate Notice”) of the Renewal Rate. Tenant shall have thirty (30) days (the “Response Period”) after receipt of the Renewal Rate Notice to advise Landlord whether or not Tenant agrees with Landlord’s determination of the Renewal Rate. If Tenant does not respond to Landlord in writing within the Response Period, then Tenant shall be deemed to have accepted the Renewal Rate specified by Landlord in the Renewal Rate Notice. If Tenant agrees or is deemed to have agreed with Landlord’s determination of the Renewal Rate, then such determination shall be final and binding on the parties. If Tenant notifies Landlord in writing during the Response Period that Tenant disagrees with Landlord’s determination of the Renewal Rate, then within twenty (20) days after Landlord’s receipt of Tenant’s written notice, Landlord and Tenant shall each retain a licensed commercial real estate broker with at least five (5) years’ experience negotiating commercial lease transactions in the central business district of San Francisco, California. If only one broker is appointed by the parties during such twenty (20) day period, then such broker shall, within twenty (20) days after his or her appointment, determine the Prevailing Rate, and such rate shall be the Renewal Rate for all purposes hereof. If Landlord and Tenant each appoint a broker during such twenty (20) day period as contemplated hereunder, then the brokers shall meet at least two (2) times during the thirty (30) day period commencing on the date on which the last of the brokers has been appointed (the “Broker Negotiation Period”) to attempt to mutually agree upon the Prevailing Rate. If the brokers agree upon the Prevailing Rate on or before the expiration of the Broker Negotiation Period, then the rate so determined by the brokers shall be the “Renewal Rate” for purposes hereof. If the brokers cannot agree upon the Prevailing Rate at the expiration of the Broker Negotiation Period, but if the determinations of such brokers differ by less REDACTED the Renewal Rate shall be the average of the two determinations. In the event such determinations differ by more than REDACTED then such brokers shall within twenty (20) days designate a third broker, who shall have the same qualifications required for the initial two brokers. If the two brokers fail to agree upon and appoint a third broker, then the third broker shall be appointed by J.A.M.S./ENDISPUTE. The third broker shall, within twenty (20) days after his or her appointment, select the determination of the Prevailing Rate by one of the two brokers selected by Landlord and Tenant, based on which of such determinations the third broker deems to be more accurate. Such determination shall be final and binding upon the parties. Landlord and Tenant shall each bear the expense of the broker selected by it and shall share equally the expense of the third broker, if any. Promptly following the determination of the Renewal Rate pursuant to this Paragraph 55(b), the parties shall execute an amendment to the Lease memorializing such Renewal Rate.
56.    ROOF DECK
(a)    Provided that Tenant fully complies with the terms and conditions of this Lease, including without limitation Article 12 or Exhibit B, as applicable, which terms and conditions include, without limitation, the review and approval by Landlord of detailed plans and the approval by Landlord of Tenant’s contractor, and otherwise subject to Landlord’s consent in its sole and absolute discretion, Tenant may install a deck on the adjacent roof of the third (3rd) floor of the Building (a “Roof Deck”). Any such consent of Landlord may be conditioned upon, among other things, (i) approval, in Landlord’s sole and absolute discretion, of the exact size and location of any Roof Deck and the manner in which it is constructed, (ii) such Roof Deck not being visible from the ground level of the Project, (iii) the installation of any such Roof Deck not violating or adversely affecting any warranties or guaranties relating to the roof or other elements of the Building or interfering with Landlord’s or any third party’s ability to operate, maintain or replace existing machines, structures or systems on the roof, or affecting in any way Landlord’s ability to provide heating and cooling to other tenants of the Building, (iv) such Roof Deck and the use thereof fully complying with all applicable Laws, and (v) such Roof Deck and the use thereof not increasing the existing rate of insurance upon the Building or causing the cancellation of any insurance policy covering the Building, or any part thereof. Landlord may monitor construction of the Roof Deck and Tenant shall reimburse Landlord for all costs in reviewing plans and documents and in monitoring construction, and shall pay a construction management fee to Landlord in an amount equal REDACTED.

(b)    If constructed pursuant to the terms of Paragraph 56(a) above, Tenant shall have the exclusive right, subject to the terms and conditions of this Lease, to the recreational use of any such Roof Deck; provided, however in no event shall such exclusivity limit or restrict the use of, or access to, any portion of the roof area (including the Roof Deck) by any third party for purposes other than recreational use (e.g. performance of roof repairs or installing, servicing, and maintaining systems or equipment). For purposes of Tenant’s obligations under this Lease, including without limitation, repair and maintenance obligations, insurance, indemnities and waivers, any such Roof Deck shall be deemed to be part of the Premises. Further, in connection with such Roof Deck, Landlord shall remeasure the Premises in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord, and, effective as of the completion of the Roof Deck and for the remainder of the Term, the Monthly Base Rent shall be recalculated and increased based on the Annual Rate/RSF as set forth in the Basic Lease Information and Tenant’s Proportionate Share(s) shall be adjusted. In the event that the insurance carried by Tenant in accordance with the terms of Paragraph 15 are not, in Landlord’s opinion, adequate to cover the use of the Roof Deck by Tenant, including any particular event or activity, then Tenant, at Tenant’s sole cost and expense, shall procure such additional insurance as required by Landlord.
(c)    Notwithstanding anything to the contrary in this Lease, (i) Tenant shall comply with any Laws applicable to such Roof Deck as well as Tenant’s use of the Roof Deck, and any furniture, fixtures or equipment located on the Roof Deck (the “Roof Deck Furniture”), (ii) Tenant, at Tenant’s sole cost and expense, shall keep the Roof Deck Furniture in good and clean condition and repair throughout the Term, reasonable wear and tear excepted, (iii) any such Roof Deck Furniture shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, (iv) Landlord may require, as a condition of its approval, that certain of the Roof Deck Furniture be reasonably secured to the Roof Deck in order to prevent the same from be blown off the Roof Deck, and (v) Tenant shall remove the Roof Deck Furniture upon the expiration or earlier termination of this Lease, and shall repair any damage to the Building caused by the installation or removal of such Roof Deck Furniture.
(d)    Notwithstanding any contrary provision contained in this Lease, any use of the Roof Deck which may interfere with any other tenant of the Project or neighboring buildings (including, without limitation, an event which includes the playing of music) (a “Special Event”) shall be subject to Landlord’s prior approval. Any such Special Event shall be subject to the terms and conditions of this Lease, and in compliance with all Laws and Landlord’s reasonable rules and regulations (including, but not limited to, with respect to the days and hours for such use and the particular events to be held). Tenant shall reimburse Landlord, within thirty (30) days, for any and all costs incurred by Landlord as a result of or in connection with a Special Event, including, without limitation, charges for after hours’ security equipment and/or security guards, supplemental janitorial staff and services, and/or repairs; provided, however that Tenant shall be permitted to provide such personnel and services directly.
(e)    Notwithstanding anything herein to the contrary, Landlord shall reserve the right to cause Tenant, or Landlord’s contractors, to remove all or any portion of the Roof Deck as may be necessary or advisable in connection with the repair, maintenance or replacement of the roof structure or membrane, all at Tenant’s sole cost and expense. Additionally, Landlord and Tenant acknowledge and agree that any Roof Deck shall constitute a Specialty Alteration and notwithstanding anything in this Lease to the contrary, prior to the expiration of the Term Tenant shall, at Tenant’s sole cost and expense, remove the Roof Deck and restore the Building to the condition existing prior to the construction and installation of the same.
57.    COUNTERPARTS
This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
58.    ACCEPTANCE
This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	LETTERMAN DIGITAL ARTS LTD., a California corporation

By: /s/ Angelo Garcia
Name: Angelo Garcia
Title: Director

TENANT:	APERTURE GROUP, LLC, a California limited liability company

By: /s/ Omar Palacios
Name: Omar Palacios
Title: Authorized Signatory

EXHIBIT A
OUTLINE OF THE PREMISES
This Exhibit is intended only to show the general outline of the Premises as of the Lease Date. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.
A-1

EXHIBIT B
TENANT WORK LETTER
This Exhibit is attached to and made a part of the Office Lease Agreement to which it is attached (the “Lease”). This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Paragraphs of “this Lease” shall mean the relevant portions of the Lease, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.
1.    DELIVERY OF THE PREMISES
Landlord shall deliver the Premises in accordance with the provisions of Paragraph 8 of the Lease.
2.    TENANT IMPROVEMENTS
2.1    Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of REDACTED costs relating to the initial design (including consultant and project management fees), permitting and construction of Tenant’s improvements which are affixed to the Premises (collectively, the “Tenant Improvements”) and for the “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2(a) below. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall have no claim for any Tenant Improvement Allowance, and Landlord shall have no obligation to reimburse Tenant for any Tenant Improvement costs, that have not been requested by December 31, 2022.
2.2    Disbursement of the Tenant Improvement Allowance.
(a)    Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”) and, except as otherwise specifically and expressly provided in this Tenant Work Letter, Landlord shall not deduct any other expenses from the Tenant Improvement Allowance. The Tenant Improvement Allowance Items shall consist of:
(i)    Payment of the fees and costs of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, costs paid to Tenant’s consultants in connection with the design, construction and move into the Premises and all related design and construction costs, including the fees and costs of Tenant’s project management consultants;

(ii)    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
(iii)    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, after hours utility usage, and contractors’ fees and general conditions but excluding the costs set forth in Section 5.5 of this Tenant Work Letter;
(iv)    The cost of any changes in the base building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with all applicable building codes, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
(v)    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes;
(vi)    The cost of the “Coordination Fee,” as that term is defined in Section 4.2(e) of this Tenant Work Letter;
(vii)    Sales and use taxes; and
(viii)    All other costs approved by or expended by Tenant in connection with the construction of the Tenant Improvements, but expressly excluding any of Tenant’s Property.
(b)    Disbursement of Tenant Improvement Allowance. Upon the completion of the construction of the Tenant Improvements, Landlord shall make a one-time disbursement of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
(i)    Over Allowance Amount. Prior to any funding of any portion of the Tenant Improvement Allowance by Landlord, Tenant shall pay out of its own funds for Tenant Improvement Allowance Items in an amount equal to the difference between the amount of the Final Costs (defined below) and the amount of the Tenant Improvement Allowance (the “Over-Allowance Amount”). Notwithstanding any provision of this Lease to the contrary, to the extent Tenant, after the Over-Allowance Amount has been determined, obtains the benefit of any cost savings reducing the amount of the Final Costs, so long as the Final Costs still equal or exceed the Tenant Improvement Allowance, Landlord shall fund the entire amount of the Tenant Improvement Allowance to or for the benefit of Tenant either in the form of a disbursement as provided herein or in the form of a reimbursement to Tenant for any excess payment of the Over-Allowance Amount.
(ii)    Disbursement of Allowance. Upon substantial completion of the construction of the Tenant Improvements and Tenant’s fulfillment its obligations pursuant to clause (i) of Section 4.3 of this Tenant Work Letter, Tenant may request a one-time disbursement of the Tenant Improvement Allowance by delivering to Landlord: (A) a final construction invoice from the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter and from “Tenant’s Agents,” as that term is defined in Section 4.1(b) of this Tenant Work Letter, indicating the total labor rendered and materials delivered in connection with the Tenant Improvements; (B) properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, and (C) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the terms of this Tenant Work Letter. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within forty-five (45) days following Landlord’s receipt of the information described in items (A) through (C) above, Landlord shall deliver a check to Tenant in payment of the lesser of the Tenant Improvement Allowance or the total of the amount expended for Tenant Improvement Allowance Items. In the event that Landlord or Tenant identifies any material non-compliance with the “Approved Construction Drawings,” as that term is defined in Section 3.4 below, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and Tenant shall cause such work to be corrected. Landlord’s payment of such amount shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant receives a check payable to anyone other than solely to Tenant, Tenant may return such check to Landlord and receive a replacement check made payable only to Tenant within ten (10) business days.
(iii)    Other Terms. Landlord shall only be obligated to make a disbursement of the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.
2.3    Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Specifications have been or shall be supplied to Tenant. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord, including, without limitation, doors and ceiling systems.
3.    CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by

Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply at a minimum with Landlord’s Specifications (which shall not be more restrictive than commercially standard Construction Drawings for a similar project permitted in the city of San Francisco) and shall be in a drawing format reasonably acceptable to Landlord. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord’s approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Each time Landlord is granted the right to review, consent or approve the Construction Drawings or any component thereof (collectively, “Consent”), such Consent shall not be unreasonably withheld, conditioned or delayed.
3.2    Final Space Plan. Tenant and the Architect shall prepare the final space plan for the Tenant Improvements (the “Final Space Plan”), and shall deliver the Final Space Plan to Landlord for Landlord’s approval. The Final Space Plan shall show all corridors, internal and external offices and partitions, and exiting. Landlord shall, within five (5) business days after Landlord’s receipt of the Final Space Plan (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) disapprove the Final Space Plan and return the same to Tenant with requested revisions. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Such procedures shall be repeated until the Final Space Plan is approved. The Final Space Plan may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted.
3.3    Completion of Construction Drawings. Once Landlord has approved the Final Space Plan, Tenant, the Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is sufficient to allow contractors to bid on the work and to obtain applicable permits and shall submit such Construction Drawings to Landlord for Landlord’s approval. Such Construction Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Construction Drawings. Landlord shall, within ten (10) business days after Landlord’s receipt of each stage of the Construction Drawings, either (i) approve the

Construction Drawings, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in Section 3.4 below of this Tenant Work Letter, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions. If Landlord disapproves the Construction Drawings, Tenant may resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved.
3.4    Approved Construction Drawings. The Construction Drawings for the Tenant Improvements shall be approved by Landlord (the “Approved Construction Drawings”) prior to the commencement of construction of the Tenant Improvements. In the event that Tenant shall submit the Construction Drawings to Landlord in more than one stage, Landlord shall be entitled to approve a stage and to subsequently disapprove of such stage, provided that a problem is found to exist which is evident only following Landlord’s review of subsequent drawings. Tenant shall cause to be obtained all applicable building permits required in connection with the construction of the Tenant Improvements (“Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. No material changes, modifications or alterations in the Approved Construction Drawings (other than “field changes” resulting from the divergence of actual field conditions from the corresponding conditions shown on the Approved Construction Drawings) may be made without the prior written consent of Landlord pursuant to the terms of Section 3.5 below.
3.5    Change Orders. In the event Tenant desires to change the Approved Construction Drawings (other than Minor Variations, hereafter defined), Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Construction Drawings. Landlord shall, within four (4) business days of receipt of a Drawing Change Notice either (i) approve the Tenant Change, or (ii) reasonably disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval. In the event Landlord fails to respond to the Tenant Change within said three (3) business day period, then Tenant may resubmit the same to Landlord’s representative with a cover letter stating “Landlord’s failure to respond shall result in the deemed approval of the attached” in all capital letters and in bold face type. In the event Landlord fails to respond to the Tenant Change within three (3) business days following such second submittal, then such second failure by Landlord shall be deemed a acceptance and approval of the Tenant Change by Landlord. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance. For purposes of this Work Letter, “Minor Variations” shall mean minor adjustments necessary due to field deviations or conditions encountered during the construction of the Tenant Improvements.

4.    CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant’s Selection of Contractors.
(a)    The Contractor. Tenant shall retain a licensed general contractor (the “Contractor”) pre-approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to Tenant causing the Contractor to construct the Tenant Improvements.
(b)    Tenant’s Agents. All major trade subcontractors used by Tenant (such major trade subcontractors along with all other laborers, materialmen, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that, subject to the terms hereof, Tenant shall cause Landlord’s designated structural, mechanical and life safety subcontractors to be retained in connection with the Tenant Improvements. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, or materialmen, Tenant shall submit other proposed subcontractors, laborers, or materialmen for Landlord’s written approval. The Contractor and the Contractor’s subcontractors (collectively, “Tenant’s Contractors”) and their respective workers shall conduct their activities in and around the Premises, the Building and the Project in a harmonious relationship with all other subcontractors, laborers, and materialmen at the Premises, the Building and the Project.
4.2    Construction of Tenant Improvements by Tenant’s Agents.
(a)    Construction Contract; Cost Budget. Tenant shall provide Landlord with a copy of the construction contract and general conditions with Contractor (the “Contract”), and attached as an exhibit thereto, a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2(a)(i) through 2.2(a)(viii) above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).
(b)    Tenant’s Agents.
(i)    Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in material conformance with the Approved Construction Drawings; (B) Tenant and Tenant’s Agents shall use commercially reasonable efforts not to interfere with, obstruct, or delay, any work being performed by Landlord or its contractors and subcontractors with respect to the Project; (C) Tenant’s Contractors shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant and Tenant’s Contractors of any changes which are reasonably necessary thereto in order to avoid interference with Landlord’s work or unreasonable disruption of existing tenants and Tenant’s Contractors shall adhere to such corrected schedule; and (D) Tenant shall abide by all construction guidelines and reasonable rules made by Landlord’s Building manager with respect to any matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.
(ii)    Indemnity. Tenant’s indemnity of Landlord as set forth, qualified and conditioned in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Tenant Work Letter and Tenant shall be excused from its indemnification obligation to the extent Landlord’s damage is covered by insurance required to be carried by Landlord as part of Insurance Expenses or Operating Expenses and as to which the waiver of subrogation is applicable.
(iii)    Requirements of Tenant’s Agents. Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the Commencement Date. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
(iv)    Insurance Requirements.
(A)    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor, shall be in an amount which is customary for such respective Tenant’s Agents employed by tenants constructing improvements in the Comparable Buildings), and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.
(B)    Special Coverages. Contractor shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord but not more than the amount of the Contract, covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord (to the extent they are generally required by landlords of Comparable Buildings) and shall be in a form and with companies as are required to be carried by Tenant pursuant to the terms of this Lease.
(C)    General Terms. Certificates for all insurance carried pursuant to this Section 4.2(b)(iv) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the Project. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof and this Lease is not terminated, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the completion of the Tenant Improvements. All such insurance relating to property, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2(b)(ii) of this Tenant Work Letter and Tenant’s right with respect to the waiver of subrogation.
(c)    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) the applicable standards of the then current International Building Code; (iv) building material manufacturer’s specifications; and (v) Landlord’s “green building” requirements and/or its “savings by design” criteria as the same relate to interior lighting (collectively, the “Code”).
(d)    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. In the event that Landlord should disapprove any portion of the Tenant Improvements during an inspection, Landlord shall notify Tenant in writing within a reasonable time of such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant’s expense and at no additional expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems necessary to correct the same, at

Tenant’s expense, and at no additional expense to Landlord, and without incurring any liability on Landlord’s part.
(e)    Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal REDACTED, which Coordination Fee shall be for services by Landlord relating to the coordination of the construction of the Tenant Improvements.
(f)    Meetings. Commencing upon the execution of this Lease, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall prepare a Notice of Completion, which Landlord shall execute if factually correct, and Tenant shall cause such Notice of Completion to be recorded in the office of the Recorder of the City and County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CD-ROMs of such updated Approved Construction Drawings, in CAD format, within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
5.    MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated Brad Nichols as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2    Landlord’s Representative. Landlord has designated Mr. Anders Noyes as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant’s Lease Default. Notwithstanding any terms to the contrary contained in this Lease, if Tenant is in default of this Lease (including, without limitation, this Tenant Work Letter) at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord). Notwithstanding the forgoing, if a default by Tenant is cured, forgiven or waived, Landlord’s suspended obligations shall be fully reinstated and resumed, effective immediately.
5.5    No Miscellaneous Charge. During the Tenant Improvement construction period and move-in, Landlord shall provide commercially reasonable use of freight elevators and/or loading docks during the Business Hours and commercially reasonable use of water, electricity and restrooms to the extent utilized in connection with the construction of the Tenant Improvements, subject to such policies and procedures as Landlord shall prescribe.

EXHIBIT C
COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	LETTERMAN DIGITAL ARTS LTD.

TENANT:	APERTURE GROUP, LLC

LEASE DATE:	February 5, 2021

PREMISES:	Located at One Letterman Drive, Building A, Suite A4-400, San Francisco, California 94129-1492
Tenant hereby accepts the Premises as being in the condition required under the Lease. The Commencement Date of the Lease is hereby established as                    , 20     and the Expiration Date is                , 20     .

TENANT:	APERTURE GROUP, LLC, a California limited liability company

By:

Name:

Title:

Approved and Agreed:

LANDLORD:

LETTERMAN DIGITAL ARTS LTD., a California corporation

By:

Name:

Title:
C-1

EXHIBIT D
RULES AND REGULATIONS
This Exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.
1.    Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
2.    All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
3.    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
4.    Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
5.    Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.
6.    Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
7.    Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or the Project and shall cooperate to prevent same.
8.    No person shall go on the roof without Landlord’s permission.
9.    Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.
10.    All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
D-1

11.    Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
12.    Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
13.    Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
14.    Tenant shall exclusively use the Gorgas Avenue entrance for vehicular ingress to the Parking Areas.
15.    Tenant shall cooperate with Landlord’s efforts to implement the Building’s Sustainability Practices and the applicable Green Building Standards, if any, including, but not limited to, complying with Landlord’s then-current energy saving efforts and participating in any recycling programs and occupant satisfaction and transportation surveys.
16.    Tenant shall report maintenance problems involving water and moist conditions to the Property Manager promptly and conduct its business in a manner to prevent unusual moisture conditions or mold growth.
17.    Tenant shall not block or inhibit the flow of return or make up air into the HVAC system and shall maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.
18.    Tenant shall maintain water in all drain traps in the Premises at all times.
19.    No smoking (including use of e-cigarettes and smokeless cigarettes) is permitted in the Building or within 25 feet of any entrance to the Building, public walkways or the Building’s outdoor air intakes.
D-2

EXHIBIT E
FORM OF ESTOPPEL CERTIFICATE
_____________, a __________ (herein “Tenant”) hereby certifies to ______________, a ____________ and its successors and assigns and any lender to any such party that (A) Tenant leases from LETTERMAN DIGITAL ARTS LTD., a California corporation (“Landlord”) approximately ________square feet of space (the “Premises”) in pursuant to that certain office Lease Agreement dated ________, by and between Landlord and Tenant, as amended by ___          (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A, and (B) as of the date hereof:
1.    The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory Paragraph hereof.
2.    Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.
3.    The initial term of the lease commenced __________, __________ and shall expire, ______. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: _______.
4.    Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: _______.
5.    Base Rent payable under the Lease is _____________ Dollars ($___). Base Rent and Additional Rent have been paid through , ____________. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.
6.    There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows: _________.
7.    No security or other deposit has been paid with respect to the Lease except as follows: ____________.
8.    To Tenant’s actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:
____________. Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.
E-1

9.    Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: _.
10.    Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.
11.    The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.
Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.
IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this _______ day of ____________, 20____.

TENANT:		,
a

By:
Name:
Title:

By:
Name:
Title:
E-2

EXHIBIT F
TRANSPORTATION MANAGEMENT PLAN
The goal of this Transportation Management Plan (“TDM”) is to promote the use of travel mode alternatives to the single-occupant private vehicle, and Landlord asks that each of the Project occupants participate in following TDM initiatives outlined here:
Guaranteed-ride-program. All Project based employees are eligible to sign up for the guaranteed-ride-program. The program is administered by the Presidio Trust. Please ask your employees to visit, http://www.presidio.gov/tenants/transit/grh.htm for enrollment information.
Carpooling. Landlord encourages all Project based employees to carpool. There are currently a number of designated carpool parking stalls in the garage that can be used free of charge. To be eligible, a vehicle has to contain at least two Project based employees. Landlord requests that all Project based employees visit http://511.org in an effort to match potential carpoolers.
Garage access. All tenants are required to enter the garage through the Gorgas Avenue entrance. Campus visitors should be directed to the Letterman entrance. Directions to the campus can be obtained at http://www.onelettermandrive.com.
Designated TDM contact. Tenant agrees to designate a TDM contact to work with Landlord’s TDM coordinator to implement TDM policies.
Secured Bicycle Parking. Landlord has secured bicycle cages in the garage that are available to all Project based employees at no charge. Additionally, there are above ground bicycle racks.
Downtown Shuttle. A shuttle is available that runs to and from the Project to centrally located transit hubs (i.e., BART, Transbay Terminal and CalTrain). Current shuttle information is available at http://www.onelettermandrive.com and Landlord encourages Project based employees to use such shuttle.
Transportation Surveys. Tenant’s TDM contact will cooperate with all requests to gather information regarding its employees commutes.
Pre-tax Contributions. Landlord requests that all tenants administer pre-tax contributions for commuting.
F-1

EXHIBIT G
GUARANTY
THIS GUARANTY is made as of February 5, 2021 by REDACTED (“Guarantor”) to LETTERMAN DIGITAL ARTS LTD., a California corporation, having an address at Letterman Digital Arts Center, One Letterman Drive, Building B, Seventh 7th Floor, The Presidio of San Francisco, San Francisco, California 94129-1492, Attention: Director of Property Management (“Landlord”).
WHEREAS, Guarantor has requested Landlord to enter into a lease of even date herewith (such lease together with any modifications, amendments, extensions and renewals, being collectively called the “Lease”) with APERTURE GROUP, LLC, a California limited liability company, as tenant (“Tenant”), covering certain premises located at Letterman Digital Arts Center, One Letterman Drive, Building A, Suite A4-400, San Francisco, California 94129-1492; and
WHEREAS, Landlord has conditioned its execution and delivery of the Lease upon Guarantor guaranteeing the performance by Tenant of all of the terms, covenants, conditions, obligations and agreements contained in the Lease on the part of Tenant to be performed thereunder (collectively, the “Covenants”).
NOW, THEREFORE, Guarantor agrees with Landlord as follows:
1.    Guarantor unconditionally guaranties to Landlord the prompt payment when due of the Base Rent, Additional Rent and other charges payable by Tenant under the Lease and full and faithful performance and observance of all of the other Covenants (including, without limitation, the indemnities contained in the Lease); and Guarantor unconditionally covenants to Landlord that if (a) default shall at any time be made by Tenant in the Covenants to pay Base Rent and Additional Rent or any other charges payable under the Lease or in the performance of any of the other Covenants and (b) notice of any such default shall have been given by Landlord to Tenant and Tenant shall not have cured such default after the expiration of applicable notice and grace periods, if any, provided for in the Lease, then Guarantor shall perform (or cause to be performed) the Covenants, and pay (or cause to be paid) said Base Rent, Additional Rent or other charges or arrears thereof that may remain due thereon to Landlord, and also all damages that Landlord incurs in consequence of the non-performance of the Covenants, or any of them. Guarantor shall pay to Landlord, within thirty (30) days after written demand, all reasonable, out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord relating to the enforcement or protection of Landlord’s rights hereunder. This Guaranty is a guaranty of payment, not collection. Landlord shall concurrently deliver to Guarantor a copy of each notice of default delivered by Landlord to Tenant under the Lease and shall provide Guarantor the same period of time as provided to Tenant under the Lease to cure such default.
2.    The liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise
[Exhibit G]

affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:
(a)    any amendment, modification or extension of the Lease or any Covenant;
(b)    any extension of time for performance, whether in whole or in part, of any Covenant given prior to or after default under the Lease;
(c)    any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;
(d)    any other guaranty now or hereafter executed by Guarantor or anyone else;
(e)    any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any Covenant, claim, cause of action, right or remedy which Landlord may, at any time, have under the Lease or with respect to any guaranty or any security which may be held by Landlord at any time for or under the Lease or with respect to Tenant;
(f)    any act or thing or omission or delay to do any act or thing which (i) may in any manner or to any extent vary the risk of Guarantor or (ii) would otherwise operate as a discharge of Guarantor as a matter of law;
(g)    the release of any other guarantor from liability for the performance or observance of any Covenant, whether by operation of law or otherwise;
(h)    Landlord’s consent to any assignment or subletting or the assignment or successive assignments of the Lease by Tenant, or any subletting of the premises demised under the Lease by Tenant;
(i)    the failure to give Guarantor any notice whatsoever, other than any notice that Landlord is required to give pursuant to this Guaranty;
(j)    any right, power or privilege that Landlord may now or hereafter have against any party or collateral;
(k)    any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Lease;
(l)    any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or part of the interest or rights of Landlord under the Lease; or
(m)    the bankruptcy or insolvency of Tenant.
[Exhibit G]

3.    To charge Guarantor under this Guaranty no demand shall be required, Guarantor hereby expressly waiving any such demand (other than any notice that Landlord is required to give pursuant to this Guaranty). Landlord shall have the right to enforce this Guaranty without pursuing any right or remedy of Landlord against Tenant or any other party, or any security Landlord may hold. Additionally, Landlord shall have the right to pursue any right or remedy of Landlord against any security Landlord may hold under the Lease (including, without limitation, any letter of credit securing the performance of Tenant under the Lease, of which Guarantor may be the “applicant”) in accordance with the terms of the Lease, without first pursuing any right or remedy of Landlord against Guarantor under this Guaranty. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant and/or any other party or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.
4.    This Guaranty shall be binding upon Guarantor and its heirs, successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord’s interest in the Lease or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guaranty reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.
5.    Guarantor hereby expressly waives and releases (a) notice of the acceptance of this Guaranty and notice of any change in Tenant’s financial condition; (b) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship, except the defenses of statute of limitations or of prior payment or prior performance (whether before or during any applicable notice and grace periods) by Tenant (of the obligations which Guarantor is called upon to pay or perform under this Guaranty); (c) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, any extension of time conferred by any law now or hereafter in effect; (d) the right to interpose any defense (except as allowed under clause (b) above), set off or counterclaim of any nature or description in any action or proceeding; and (e) any right or claim of right to cause a marshaling of Tenant’s assets or to cause Landlord to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order. Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848 (except the right to require contribution from co-sureties), 2849, 2850, 2899 and 3433, or any successor sections.
6.    Without limiting Guarantor’s obligations elsewhere under this Guaranty, if Tenant, or Tenant’s trustee, receiver or other officer with similar powers with respect to Tenant, rejects, disaffirms or otherwise terminates the Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor’s obligations hereunder shall continue to the same extent as if the Lease had not been so rejected, disaffirmed or terminated. Neither Guarantor’s obligation to make payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the
[Exhibit G]

enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.
7.    This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the substantive laws of California without reference to choice of law principles. Any legal action, suit or proceeding with respect to this Guaranty shall be brought in California.
8.    Guarantor hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the Lease.
9.    Guarantor represents and warrants to Landlord that as of the date hereof:
(a)    This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)    To Guarantor’s actual knowledge, no action, suit or proceeding is pending or threatened against Guarantor that would materially affect Guarantor’s ability to fully perform its obligations under this Guaranty.
10.    If Landlord shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid by Tenant or Guarantor pursuant to the Lease or this Guaranty, Guarantor shall reimburse Landlord for any such payment or repayment and this Guaranty shall extend to the extent of such payment or repayment made by Landlord, except to the extent, if any, that such payment or repayment is prohibited by law or that such payment or repayment constitutes merely a reimbursement of any overpayment. Landlord shall not be required to litigate or otherwise dispute its obligation or make such payment or repayment if in good faith and on written advice of counsel reasonably acceptable to Guarantor Landlord believes that such obligation exists.
11.    Landlord and Guarantor shall each, not more than twice per calendar year and within ten (10) business days following request by the other, execute and deliver to the other a statement certifying that as of the date of such statement this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the certifying party’s actual knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).
[Exhibit G]

12.    All remedies afforded to Landlord by reason of this Guaranty, or otherwise available at law or in equity, are separate and cumulative remedies, and it is stipulated that no one remedy, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.
13.    If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances, or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.
14.    All notices, demands, and other communications which are required or may be permitted to be given to Landlord or Guarantor by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addresses set forth in the first paragraph of this Guaranty, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.
15.    Notwithstanding any provision of this Guaranty to the contrary, at any time following the delivery of a Letter of Credit (as defined in, and meeting the requirements of, Section 7 of the Lease) to Landlord, Guarantor may unilaterally terminate this Guaranty and release and discharge all of Guarantor’s obligations hereunder by providing Landlord notice of such termination.
IN WITNESS WHEREOF, Guarantor and Landlord have executed this Guaranty as of the day and year· first above written.

GURANTOR: REDACTED

REDACTED
[Exhibit G]